Exhibit 10.2

FORM OF

EMPLOYEE MATTERS AGREEMENT

BY AND BETWEEN

EXTERRAN HOLDINGS, INC.

AND

EXTERRAN CORPORATION

DATED AS OF [ • ], 2015

FORM OF EMPLOYEE MATTERS AGREEMENT

This Employee Matters Agreement (the “Agreement”) is entered into effective as of [ • ], 2015, by and between Exterran Holdings, Inc. (to be renamed Archrock, Inc.), a Delaware corporation (“RemainCo”), and Exterran Corporation, a Delaware corporation and wholly owned subsidiary of RemainCo (“SpinCo”), each a “Party” and together, the “Parties.”  Capitalized terms used but not otherwise defined shall have the respective meanings assigned to them in Article I.

RECITALS:

WHEREAS, RemainCo owns all of the issued and outstanding shares of SpinCo Common Stock;

WHEREAS, the Board of Directors of RemainCo (the “RemainCo Board”) has determined that it is appropriate, advisable and in the best interests of RemainCo and its stockholders for RemainCo to separate the SpinCo Business from the RemainCo Business, as more fully described in the Information Statement, on the terms and conditions set forth herein and in the Separation Agreement (as defined below);

WHEREAS, to effect this separation, the Parties and certain of their subsidiaries are entering into that certain Separation and Distribution Agreement dated as of [ • ], 2015 (as amended from time to time, the “Separation Agreement”); and

WHEREAS, in connection with their entry into the Separation Agreement, RemainCo and SpinCo are entering into this Agreement for the purpose of allocating between and among them and certain of their subsidiaries certain assets, Liabilities and responsibilities with respect to certain (i) employees, independent contractors and directors, (ii) compensation, equity and benefit plans, programs and arrangements and (iii) other employee-related matters.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, provisions and covenants contained in this Agreement, the Parties hereby agree as follows:

ARTICLE I
DEFINITIONS

For purposes of this Agreement, the following terms shall have the following meanings:

“ACA” means the Patient Protection and Affordable Care Act of 2010, as amended.

“Accrued PTO” means, with respect to a SpinCo Employee or a RemainCo Employee, such individual’s accrued vacation, if any.

“Action” means any demand, action, claim, dispute, suit, countersuit, arbitration, inquiry, subpoena, proceeding or investigation of any nature (whether criminal, civil, legislative, administrative, regulatory, prosecutorial or otherwise) by or before any Governmental Authority or in any arbitration or mediation.

“Affiliate” shall mean, when used with respect to any specified Person, a Person that directly or indirectly controls, is controlled by, or is under common control with such specified Person.  For the purpose of this definition, “control” (including with correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other interests, by contract, agreement, obligation, indenture, instrument, lease, promise, arrangement, release, warranty, commitment, undertaking or otherwise.  It is expressly agreed that, from and after the Effective Time and for purposes of this Agreement, no SpinCo Entity shall be deemed to be an Affiliate of any RemainCo Entity, and no RemainCo Entity shall be deemed an Affiliate of any SpinCo Entity.

“Agent” means American Stock Transfer & Trust Co., LLC, as the distribution agent appointed by RemainCo to distribute to the stockholders of RemainCo all of the outstanding shares of SpinCo Common Stock pursuant to the External Distribution.

“Agreement” shall have the meaning set forth in the Preamble.

“Allocable Portion” means the portion of a Shared Liability for which RemainCo or SpinCo shall be responsible hereunder, which shall be allocated 50% to RemainCo and 50% to SpinCo.

“Ancillary Agreements” shall have such meaning as provided in the Separation Agreement.

“Assets” shall have such meaning as provided in the Separation Agreement.

“Auditing Party” shall have the meaning set forth in Section 11.11.

“Benefit Plan” shall mean any compensation and/or benefit plan, program, arrangement, agreement or other commitment that is sponsored, maintained, entered into or contributed to by an entity or with respect to which such entity otherwise has any liability or obligation, whether fixed or contingent, including each such (i) employment, consulting, noncompetition, nondisclosure, nonsolicitation, severance, termination, pension, retirement, supplemental retirement, excess benefit, profit sharing, bonus, incentive, sales incentive, commission, management objective program, deferred compensation, retention, transaction, change in control and similar plan, program, arrangement, agreement or other commitment, (ii) stock option, restricted stock, stock unit, performance stock, stock appreciation, stock purchase, deferred stock or other compensatory equity or equity-based plan, program, arrangement, agreement or other commitment, (iii) savings, life, health, disability, accident, medical, dental, vision, cafeteria, insurance, flexible spending, adoption/dependent/employee assistance, tuition, vacation, relocation, paid-time-off, other fringe benefit and other employee compensation plan, program, arrangement, agreement or other commitment, including in each case, each “employee benefit plan” as defined in Section 3(3) of ERISA and any trust, escrow, funding, insurance or other agreement related to any of the foregoing.

“COBRA” shall mean the continuation coverage requirements for “group health plans” under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and as codified in Code Section 4980B and Sections 601 through 608 of ERISA, together with all regulations promulgated thereunder.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Contractor” shall mean, with respect to any SpinCo Entity or RemainCo Entity, any independent individual or agency personnel who works or has worked for such entity (including, without limitation, full-time, part-time or temporary workers).  Contractors may include, without limitation, independent contractors who invoice a SpinCo Entity or a RemainCo Entity (as applicable) directly for services provided and agency workers for which the applicable agency invoices a SpinCo Entity or a RemainCo Entity (as applicable) for services provided.  For the avoidance of doubt, Contractors shall not include third-party firms, vendors or other entities that provide services relating to a particular expertise or subject matter to a SpinCo Entity or a RemainCo Entity or any of their employees or other personnel.

“Director” shall mean, with respect to any SpinCo Entity or RemainCo Entity, a non-employee member of the board of directors or managers, as applicable, of such entity.

“Dispute Committee” shall have the meaning provided in the Separation Agreement.

“Distribution Date” shall mean the date on which RemainCo, through the Agent, distributes all of the issued and outstanding shares of SpinCo Common Stock to holders of RemainCo Common Stock in the External Distribution.

“Distribution Ratio” shall mean the quotient obtained by dividing (i) one by (ii) two.

“Effective Time” shall mean 3:01 p.m. Central Time, or such other time as RemainCo may determine, on the Distribution Date.

“Employee” shall mean, with respect to any SpinCo Entity or RemainCo Entity, any full-time or part-time employee of such entity.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

“External Distribution” shall have the meaning provided in the Separation Agreement.

“Exterran Pre-Adjustment Stock Value” shall mean the closing price per share of Exterran Holdings, Inc. common stock trading “regular way” on the New York Stock Exchange on the Distribution Date.

“Force Majeure” shall have the meaning provided in the Separation Agreement.

“Former RemainCo Employee” shall mean any Employee, Contractor or Director who (A) provides or provided services primarily for the benefit of the RemainCo Business and who either (i) terminates or has terminated his or her employment or other service relationship with any RemainCo Entity at any time (whether prior to, on or after the Effective Time), or (ii) terminates or has terminated his or her employment or other service relationship with any SpinCo Entity on or prior to the Effective Time, and (B) the Parties determine to be a Former RemainCo Employee.  Former RemainCo Employees shall include, without limitation, those Employees, Contractors and Directors set forth on Exhibit A attached hereto.  For the avoidance of doubt, any transfer of employment or other service relationship between the RemainCo Entities and/or the SpinCo Entities for purposes of effectuating the Internal Distribution and/or External Distribution shall not constitute a termination of employment or other service relationship for purposes of this definition.  To the extent such designation is not readily made, the Parties agree to negotiate in good faith to agree upon a designation as a Former Shared Employee, Former RemainCo Employee or a Former SpinCo Employee.

“Former Shared Employee” shall mean any Employee, Contractor or Director who (A) provides or provided services primarily for the benefit of both the SpinCo Business and the RemainCo Business (rather than primarily to one or the other), (B) terminates his or her employment or other service relationship with any RemainCo Entity or any SpinCo Entity on or prior to the Effective Time, and (C) the Parties determine to be a Former Shared Employee.  Former Shared Employees shall include, without limitation, those Employees, Contractors and Directors set forth on Exhibit B attached hereto. For the avoidance of doubt, any transfer of employment or other service relationship between the RemainCo

Entities and/or the SpinCo Entities for purposes of effectuating the Internal Distribution and/or External Distribution shall not constitute a termination of employment or other service relationship for purposes of this definition. The Parties shall negotiate in good faith to agree upon a designation as a Former Shared Employee, Former RemainCo Employee or a Former SpinCo Employee.

“Former SpinCo Employee” shall mean any Employee, Contractor or Director who (A) provides or provided services primarily for the benefit of the SpinCo Business and who (i) terminates or has terminated his or her employment or other service relationship with any SpinCo Entity at any time (whether prior to, on or after the Effective Time) or (ii) terminates or has terminated his or her employment or other service relationship with any RemainCo Entity on or prior to the Effective Time, and (B) the Parties determine to be a Former SpinCo Employee.  Former SpinCo Employees shall include, without limitation, those Employees, Contractors and Directors set forth on Exhibit C attached hereto.  For the avoidance of doubt, any transfer of employment or other service relationship between the RemainCo Entities and/or the SpinCo Entities for purposes of effectuating the Internal Distribution and/or External Distribution shall not constitute a termination of employment or other service relationship for purposes of this definition.  To the extent such designation is not readily made, the Parties agree to negotiate in good faith to agree upon a designation as a Former Shared Employee, Former RemainCo Employee or a Former SpinCo Employee.

“Governmental Authority” shall mean any nation or government, any state, province, municipality or other political subdivision thereof, and any entity, body, agency, commission, department, board, bureau, court, tribunal or other instrumentality, whether federal, state, provincial, regional, local, domestic, foreign or multinational, exercising executive, legislative, judicial, regulatory, administrative or other similar functions of, or pertaining to, government and any official thereof.

“HIPAA” shall mean the Health Insurance Portability and Accountability Act of 1996, as amended.

“Information Statement” shall have such meaning as provided in the Separation Agreement.

“Internal Distribution” shall have such meaning as provided in the Separation Agreement.

“IRS” shall mean the U.S. Internal Revenue Service.

“Law” shall mean any national, supranational, federal, state, provincial, regional, local or similar law (including common law), statute, code, order, ordinance, rule, regulation, treaty (including any income tax treaty), license, permit, authorization, approval, consent, decree, injunction, binding judicial or administrative interpretation or other legally enforceable requirement, in each case, enacted, promulgated, issued or entered by a Governmental Authority.

“Liabilities” shall have such meaning as provided in the Separation Agreement.

“New RemainCo Cash Incentive Plan” shall have the meaning set forth in Section 8.1(a).

“New SpinCo Cash Incentive Plan” shall have the meaning set forth in Section 8.1(a).

“Participating Company” shall mean, (i) with respect to a SpinCo Benefit Plan, any SpinCo Entity and, prior to the External Distribution, each RemainCo Entity, in each case, that is a participating employer in such SpinCo Benefit Plan; and (ii) with respect to a RemainCo Benefit Plan, any RemainCo Entity and, prior to the External Distribution, any SpinCo Entity, in each case, that is a participating employer in such RemainCo Benefit Plan.

“Party” and “Parties” shall have the meanings set forth in the Preamble.

“Person” shall mean any individual, general or limited partnership, corporation, business trust, joint venture, association, company, limited liability company, unincorporated organization, a limited liability entity, any other entity and any Governmental Authority.

“Prime Rate” shall have the meaning set forth in the Separation Agreement.

“RemainCo” shall have the meaning set forth in the Preamble.

“RemainCo 401(k) Plan” shall have the meaning set forth in Section 5.1.

“RemainCo Allocation Factor” shall mean the quotient obtained by dividing (i) the RemainCo Post-Adjustment Stock Value, by (ii) the sum of (A) the RemainCo Post-Adjustment Stock Value, plus (B) the product of (x) the SpinCo Stock Value times (y) the Distribution Ratio.

“RemainCo Benefit Plan” shall mean each Benefit Plan (i) that is not a SpinCo Benefit Plan, (ii) which is sponsored, maintained, entered into or contributed to by any RemainCo Entity, and (iii) under which more than one service provider is eligible to receive compensation and/or benefits, including the RemainCo Equity Plans, the RemainCo Deferred Compensation Plan, the RemainCo ESPP, the RemainCo Health and Welfare Plans, the RemainCo Cafeteria Plan and the RemainCo Cash Incentive Plans.

“RemainCo Board” shall have the meaning set forth in the Recitals.

“RemainCo Business” shall mean all businesses and operations (whether or not such businesses or operations are or have been terminated, divested or discontinued) conducted prior to the Effective Time by the RemainCo Entities that are not included in the SpinCo Business.

“RemainCo Cafeteria Plan” shall mean a “cafeteria plan” (within the meaning of Section 125 of the Code) maintained by any RemainCo Entity.

“RemainCo Cash Incentive Plans” shall have the meaning set forth in Section 8.1(b).

“RemainCo Common Stock” shall mean the issued and outstanding shares of common stock, par value $0.01 per share, of RemainCo.

“RemainCo Deferred Compensation Plan” shall mean the Exterran Holdings, Inc. Deferred Compensation Plan, as amended and/or restated from time to time.

“RemainCo Deferred Compensation Trust” shall have the meaning set forth in Section 6.2.

“RemainCo Director Stock and Deferral Plan” shall mean the Exterran Holdings, Inc. Directors’ Stock and Deferral Plan, as amended and/or restated from time to time.

“RemainCo Employee” shall mean each Employee, Contractor or Director who provides services primarily for the benefit of the RemainCo Business and who, following the Effective Time, remains employed by or in service with any RemainCo Entity, including any such active employees and any such employees on approved leaves of absence.  RemainCo Employees shall include, without limitation, those Employees, Contractors and Directors set forth on Exhibit D attached hereto.

“RemainCo Entities” shall mean, collectively, RemainCo and each RemainCo Subsidiary.

“RemainCo ESPP” means the Exterran Holdings, Inc. Employee Stock Purchase Plan, as amended.

“RemainCo Equity Awards” shall mean, collectively, any equity award granted pursuant to any RemainCo Equity Plan.

“RemainCo Equity Plans” shall mean, collectively, the Exterran Holdings, Inc. 2013 Stock Incentive Plan, the Exterran Holdings, Inc. Amended and Restated 2007 Stock Incentive Plan, the Hanover Compressor Company 2003 Stock Incentive Plan and the Universal Compression Holdings, Inc. Incentive Stock Option Plan, in each case, as amended and/or restated from time to time, and any other stock option or equity incentive compensation plan or arrangement maintained by any RemainCo Entity on or prior to the Distribution Date for the benefit of employees, consultants, directors and/or other service providers of any RemainCo Entity; provided, however, that RemainCo Equity Plans shall not include the Exterran Partners, L.P. Long-Term Incentive Plan.

“RemainCo Health and Welfare Plans” shall have the meaning set forth in Section 7.1.

“RemainCo Individual Agreement” shall mean each Benefit Plan sponsored, maintained, entered into or contributed to by any RemainCo Entity or with respect to which any RemainCo Entity otherwise has any liability or obligation, whether fixed or contingent, in any case, under which no more than one service provider is eligible to receive compensation and/or benefits.

“RemainCo Option” shall mean an option to purchase shares of RemainCo Common Stock granted pursuant to any RemainCo Equity Plan.

“RemainCo Participant” shall mean any individual who, (i) prior to the Distribution Date, is eligible to participate in one or more RemainCo Benefit Plans, and (ii) following the Distribution Date, is (A) a RemainCo Employee who is eligible to participate in one or more RemainCo Benefit Plans, (B) a Former RemainCo Employee or Former Shared Employee, in either case, who remains entitled to payments, benefits and/or participation under any RemainCo Benefit Plan, (C) a Former SpinCo Employee who terminated employment or other service on or prior to the Distribution Date, to the extent such individual remains entitled to payments, benefits and/or participation under any RemainCo Benefit Plan, or (D) a beneficiary, dependent or alternate payee of any of the foregoing.

“RemainCo Performance Unit Award” shall mean an award of RemainCo performance units granted under any RemainCo Equity Plan.

“RemainCo Post-Adjustment Stock Value” shall mean the closing per share price of RemainCo Common Stock trading in the “ex-dividend” market on the Distribution Date.

“RemainCo Ratio” shall mean the quotient obtained by dividing the Exterran Pre-Adjustment Stock Value by the RemainCo Post-Adjustment Stock Value.

“RemainCo Restricted Stock Award” shall mean an award of restricted shares of RemainCo Common Stock granted under any RemainCo Equity Plan.

“RemainCo RSU Award” shall mean an award of restricted stock units granted under any RemainCo Equity Plan.

“RemainCo Subsidiary” shall mean each Subsidiary of RemainCo after the Effective Time.

“Roll-Over Consents” shall have the meaning set forth in Section 7.6(e).

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Separation Agreement” shall have the meaning set forth in the Recitals.

“Shared Benefit Plan Claim” shall mean any Action (a) brought with respect to a Benefit Plan in which both RemainCo Participants and SpinCo Participants were eligible to participate prior to the Distribution Date and (b) the basis of which arose prior to the Distribution Date.

“Shared Benefit Plan Liability” shall mean, collectively, (a) all Liabilities relating to, arising out of, or resulting from any Shared Benefit Plan Claim or (b) all Liabilities relating to, arising out of, or resulting from any Benefit Plan in which both RemainCo Participants and SpinCo Participants were eligible to participate prior to the Distribution Date and which relates to the form, terms and conditions of, or the administration, operation, maintenance of, such Benefit Plan prior to the Distribution Date, including, without limitation any direct and indirect costs, fees (including attorney’s fees and/or consulting fees) and expenses actually incurred by any RemainCo Entity or SpinCo Entity with respect to a Shared Benefit Plan Claim, or in connection with any corrective actions taken with respect to a Benefit Plan covered by clause (b) hereof.

“Shared Claims” shall have the meaning set forth in Section 2.3(b)(iii).

“Shared Liability” shall mean any Liability that is allocated, divided or otherwise split between RemainCo and SpinCo in accordance with this Agreement, including, without limitation, any Liability arising from or with respect to a Shared Claim.  For the avoidance of doubt, Shared Liabilities shall not include any Liability that is allocated under this Agreement entirely to SpinCo and the SpinCo Entities, on the one hand, or entirely to RemainCo and the RemainCo Entities, on the other hand.

“SpinCo” shall have the meaning set forth in the Preamble.

“SpinCo 401(k) Plan” shall mean the Exterran 401(k) Plan, as amended and/or restated from time to time.

“SpinCo Allocation Factor” shall mean the quotient obtained by dividing (i) the product of (A) the SpinCo Stock Value times (B) the Distribution Ratio, by (ii) the sum of (A) the RemainCo Post-Adjustment Stock Value, plus (B) the product of (x) the SpinCo Stock Value times (y) the Distribution Ratio.

“SpinCo Balance Sheet” shall have such meaning as provided in the Separation Agreement.

“SpinCo Benefit Plan” shall mean each Benefit Plan sponsored, maintained, entered into or contributed to by any SpinCo Entity or with respect to which any SpinCo Entity otherwise has any liability or obligation, whether fixed or contingent, in any case, under which more than one service provider is eligible to receive compensation and/or benefits, including the SpinCo 401(k) Plan, the SpinCo Cafeteria Plan, the SpinCo Health and Welfare Plans and the SpinCo Cash Incentive Plan.

“SpinCo Board” shall mean the Board of Directors of SpinCo.

“SpinCo Business” shall mean (a) the contract operations and aftermarket services businesses conducted for the benefit of customers outside of the United States by, and the global fabrication business of, RemainCo and the direct and indirect RemainCo Subsidiaries on a consolidated basis immediately prior to the date hereof, and (b) without limiting the foregoing clause (a) and except as otherwise expressly provided in this Agreement, (i) the global provision of aftermarket services with respect to production equipment by RemainCo and the direct and indirect RemainCo Subsidiaries on a consolidated basis immediately prior to the date hereof and (ii) any terminated, divested or discontinued businesses, Assets or operations that were of such a nature that they would be part of the SpinCo Business (as described in the foregoing clause (a)) had they not been terminated, divested or discontinued (regardless of whether they ever operated under the “SpinCo” name); provided, however, that the SpinCo Business shall exclude the businesses set forth on Schedule 1.1G of the Separation Agreement.

“SpinCo Cafeteria Plan” shall mean the “cafeteria plan” (within the meaning of Section 125 of the Code) maintained by SpinCo.

“SpinCo Cash Incentive Plans” shall have the meaning set forth in Section 8.1(c).

“SpinCo Common Stock” shall mean the issued and outstanding shares of common stock, par value $0.01 per share, of SpinCo.

“SpinCo Deferred Compensation Plan” shall have the meaning set forth in Section 6.1.

“SpinCo Deferred Compensation Trust” shall have the meaning set forth in Section 6.1.

“SpinCo Director Stock and Deferral Plan” shall have the meaning set forth in Section 4.11.

“SpinCo Employee” shall mean each Employee, Contractor or Director who provides services primarily for the benefit of the SpinCo Business and who, following the Effective Time, remains employed by or in service with any SpinCo Entity, including any such active employees and any such employees on approved leaves of absence.  SpinCo Employees shall include, without limitation, those Employees, Contractors and Directors set forth on Exhibit E attached hereto.

“SpinCo Entities” shall mean, collectively, SpinCo and each SpinCo Subsidiary.

“SpinCo Equity Awards” shall mean, collectively, any equity award granted pursuant to the SpinCo Equity Plan.

“SpinCo Equity Plan” shall have the meaning set forth in Section 4.12.

“SpinCo Health and Welfare Plans” shall have the meaning set forth in Section 7.1.

“SpinCo Individual Agreement” shall mean each Benefit Plan sponsored, maintained entered into or contributed to by any SpinCo Entity or with respect to which any SpinCo Entity otherwise has any liability or obligation, whether fixed or contingent, in any case, under which no more than one service provider is eligible to receive compensation and/or benefits.

“SpinCo Option” shall mean an option to purchase shares of SpinCo Common Stock issued pursuant to the SpinCo Equity Plan as part of an equitable adjustment to a RemainCo Option made in connection with the External Distribution.

“SpinCo Participant” shall mean any individual who, (i) prior to the Distribution Date, is eligible to participate in one or more SpinCo Benefit Plans, and (ii) following the Distribution Date, is (A) a SpinCo Employee who is eligible to participate in one or more SpinCo Benefit Plans, (B) a Former SpinCo Employee or Former Shared Employee, in either case, who remains entitled to payments, benefits and/or participation under any SpinCo Benefit Plan, (C) a Former RemainCo Employee who terminated employment or other service on or prior to the Distribution Date, to the extent such individual remains entitled to payments, benefits and/or participation under any SpinCo Benefit Plan, or (D) a beneficiary, dependent or alternate payee of any of the foregoing.

“SpinCo Performance Unit Award” shall mean an award of performance units issued pursuant to the SpinCo Equity Plan as part of an equitable adjustment to a RemainCo Performance Unit Award made in connection with the External Distribution.

“SpinCo Ratio” shall mean the quotient obtained by dividing the Exterran Pre-Adjustment Stock Value by the SpinCo Stock Value.

“SpinCo Restricted Stock Award” shall mean an award of restricted SpinCo Common Stock issued pursuant to the SpinCo Equity Plan as part of an equitable adjustment to a RemainCo Restricted Stock Award made in connection with the External Distribution.

“SpinCo RSU Award” shall mean an award of restricted stock units issued pursuant to the SpinCo Equity Plan as part of an equitable adjustment to a RemainCo RSU Award made in connection with the External Distribution.

“SpinCo Stock Value” shall mean the closing price per share of SpinCo Common Stock trading in the “when-issued” market on the Distribution Date.

“SpinCo Subsidiary” shall mean each Subsidiary of SpinCo after the External Distribution.

“Subsidiary” shall mean, with respect to any specified Person, any corporation, limited liability company, joint venture or partnership of which such Person (a) beneficially owns or controls, either directly or indirectly, more than fifty percent (50%) of (i) the total combined voting power of all classes of voting securities of such Person, (ii) the total combined equity interests or (iii) the capital or profit interests, in the case of a partnership, or (b) otherwise has the power to vote, either directly or indirectly, sufficient securities to elect a majority of the board of directors or similar governing body.

ARTICLE II
GENERAL PRINCIPLES

Section 2.1                                    Post-Distribution Employment. Immediately after the Effective Time, by virtue of this Agreement and without further action by any Person, (a) each SpinCo Employee shall continue to be employed or engaged at SpinCo or such other SpinCo Entity as employs or engages such SpinCo Employee as of immediately prior to the Effective Time, and (b) each RemainCo Employee shall continue to be employed or engaged at RemainCo or such other RemainCo Entity as employs or engages such RemainCo Employee as of immediately prior to the Effective Time. The Parties shall cooperate to effectuate any transfers of employment contemplated by this Agreement, including transfers necessary to ensure that all SpinCo Employees are employed or engaged at a SpinCo Entity and all RemainCo Employees are employed or engaged at a RemainCo Entity, in each case, as of immediately prior to the Effective Time.

Section 2.2                                    No Termination/Severance; No Change in Control. Except as otherwise set forth in Section 7.6(e), no SpinCo Employee or RemainCo Employee shall be deemed to (a) terminate employment or service solely by virtue of the consummation of the External Distribution, any transfer of employment or other service relationship contemplated hereby, or any related transactions or events contemplated by the Separation Agreement, this Agreement or any Ancillary Agreement, or (b) become entitled to any severance, termination, separation or similar rights, payments or benefits, whether under any Benefit Plan or otherwise, in connection with any of the foregoing.  Neither the External Distribution nor any other transaction(s) contemplated by the Separation Agreement, this Agreement or any Ancillary Agreement shall constitute or be deemed to constitute a “change in control,” a “change of control,” “corporate change” or any similar corporate transaction impacting the vesting or payment of any amounts or benefits for purposes of any SpinCo Benefit Plan or RemainCo Benefit Plan.

Section 2.3                                    Employment Law Liabilities.

(a)                                 Separate Employers. Subject to the provisions of ERISA and the Code, on and after the Distribution Date, each RemainCo Entity shall be a separate and independent employer from each SpinCo Entity.

(b)                                 Employment Litigation.   Except as otherwise expressly provided in this Agreement (and subject to Sections 2.3(b)(iii) and (iv) below):

(i)                                     RemainCo and/or the other RemainCo Entities shall be solely liable for, and no SpinCo Entity shall have any obligation or Liability with respect to, any employment-related claims and Liabilities (A) regarding RemainCo Employees and/or prospective RemainCo Employees relating to, arising out of, or resulting from the prospective employment or service, actual employment or service and/or termination of employment or service, in any case, of such individual(s) with any RemainCo Entity or any SpinCo Entity, whether the basis for such claims arose before, on, or after the Distribution Date, including, without limitation, any claim or Liability relating to or arising out of any such individual’s participation in a RemainCo Benefit Plan or SpinCo Benefit Plan; (B) regarding Former RemainCo Employees relating to, arising out of, or resulting from the prospective employment or service, actual employment or service and/or termination of employment or service, in any case, of such individual(s) with any RemainCo Entity or any SpinCo Entity, if such claim or Liability arose before the Distribution Date and, at the time such claim or Liability was incurred, such Former RemainCo Employee was providing services primarily for the benefit of the RemainCo Business, including, without limitation, any claim or Liability relating to or arising out of any such individual’s participation in a RemainCo Benefit Plan or SpinCo Benefit Plan prior to the Distribution Date; and (C) regarding, relating to or arising out of the Benefit Plan(s) set forth on Schedule A attached hereto.

(ii)                                  SpinCo and/or the other SpinCo Entities shall be solely liable for, and no RemainCo Entity shall have any obligation or Liability with respect to, any employment-related claims and Liabilities (A) regarding SpinCo Employees and/or prospective SpinCo Employees relating to, arising out of, or resulting from the prospective employment or service, actual employment or service and/or termination of employment or service, in any case, of such individual(s) with any SpinCo Entity or RemainCo Entity, whether the basis for such claims arose before, on, or after the Distribution Date, including, without limitation, any claim or Liability relating to or arising out of any such individual’s participation in a SpinCo Benefit Plan or a RemainCo Benefit Plan; and (B) regarding Former SpinCo Employees, relating to, arising out of, or resulting from the prospective employment or service, actual employment or service and/or termination of employment or service, in any case, of such individual(s) with any SpinCo Entity or RemainCo entity, if such claim or Liability arose before the Distribution Date and, at the time such claim or Liability was incurred, such Former SpinCo Employee was providing services primarily for the benefit of the SpinCo Business, including, without limitation, any claim or Liability relating to or arising out of any such individual’s participation in a RemainCo Benefit Plan or SpinCo Benefit Plan prior to the Distribution Date.

(iii)                               Notwithstanding the foregoing, any employment-related claims and Liabilities (A) regarding Former Shared Employees, relating to, arising out of, or resulting from the employment or service and/or termination of employment or service, in any case, of such individual(s) with any SpinCo Entity or any RemainCo Entity if such claim or Liability arose before the Distribution Date; and (B) regarding RemainCo Employees, Former RemainCo Employees, SpinCo Employees, Former SpinCo Employees and/or Former Shared Employees, relating to, arising out of, or resulting from the transfer of employment or service of such individual(s) between the

RemainCo Entities and the SpinCo Entities in connection with the Internal Distribution and/or the External Distribution (collectively, the “Shared Claims”), in any case, shall be allocated between SpinCo and the SpinCo Entities, on one hand, and RemainCo and the RemainCo Entities, on the other hand, in accordance with the Parties’ Allocable Portion thereof.

(iv)                              Further notwithstanding the foregoing, any Shared Benefit Plan Liabilities shall be allocated between SpinCo and the SpinCo Entities, on one hand, and RemainCo and the RemainCo Entities, on the other hand, in accordance with the Parties’ Allocable Portion thereof; provided, however, that any actual amounts, payments or benefits payable, paid or provided to RemainCo Employees, Former RemainCo Employees, SpinCo Employees, Former SpinCo Employees and/or Former Shared Employees, in any case, relating to, arising out of, or resulting from any Shared Benefit Plan Claim shall be allocated between SpinCo and/or the SpinCo Entities, on one hand, and RemainCo and/or the RemainCo Entities, on the other hand, in accordance with Sections 2.3(b)(i), (ii) and (iii) above.

(c)                                  Claims; Shared Claims; Shared Benefit Plan Claims; Prior Notice of Claims Settlement.

(i)                                     Subject to Section 2.3(c)(ii) below, RemainCo shall defend any employee claims and employment-related claims for which any RemainCo Entity is liable under this Agreement, and SpinCo shall defend any employee claims and employment-related claims for which any SpinCo Entity is liable under this Agreement.

(ii)                                  SpinCo may commence defense of any Shared Claims and/or Shared Benefit Plan Claims pending decision of the Dispute Committee (or decision regarding an Action, if applicable), but shall not be obligated to do so. If SpinCo commences any such defense and subsequently RemainCo is determined hereunder to have the exclusive obligation to such Shared Claim or Shared Benefit Plan Claim (as applicable), then, upon the request of RemainCo, SpinCo shall promptly discontinue the defense of such matter and transfer the control thereof to RemainCo. In such event, RemainCo will reimburse SpinCo for all costs and expenses incurred prior to the resolution of such dispute in the defense of such Shared Claim or Shared Benefit Plan Claim (as applicable).

(iii)                               Each Party hereto shall, when applicable, notify in writing and consult with the other Party prior to making any settlement of an employee claim or an employment-related claim for which it is liable under this Agreement, for the purpose of attempting to avoid any prejudice to such other Party arising from the settlement. For the avoidance of doubt, nothing herein shall prevent any Party from settling any employment-related claim or shall confer upon any Party any rights of consent or other rights (other than to notice of proposed settlement and consultation) with respect to any employee claim against another Party.

Section 2.4                                    Reimbursement; Late Payments.

(a)                                 Reimbursement of SpinCo. From time to time after the External Distribution, RemainCo shall promptly reimburse SpinCo, upon SpinCo’s reasonable request and the presentation by SpinCo of such substantiating documentation as RemainCo shall reasonably require, for the cost of any obligations or Liabilities satisfied or assumed by a SpinCo Entity that are the responsibility of a RemainCo Entity pursuant to this Agreement. Except as otherwise provided in this Agreement, any such request for reimbursement must be made by SpinCo as promptly as practicable following, but in no event later than one hundred twenty (120) days following, the date on which such obligations or Liabilities are satisfied or assumed, as applicable, by a SpinCo Entity.

(b)                                 Reimbursement of RemainCo. From time to time after the External Distribution, SpinCo shall promptly reimburse RemainCo, upon RemainCo’s reasonable request and the presentation by RemainCo of such substantiating documentation as SpinCo shall reasonably require, for the cost of any obligations or Liabilities satisfied or assumed by a RemainCo Entity that are the responsibility of a SpinCo Entity pursuant to this Agreement. Except as otherwise provided in this Agreement, any such request for reimbursement must be made by RemainCo as promptly as practicable following, but in no event later than one hundred twenty (120) days following, the date on which such obligations or Liabilities are satisfied or assumed, as applicable, by a RemainCo Entity.

(c)                                  Late Payments.   Except as expressly provided to the contrary in this Agreement, any amount not paid when due pursuant to this Agreement (and any amounts billed or otherwise invoiced or demanded and properly payable that are not paid within one hundred twenty (120) days of such bill, invoice or other demand) shall accrue interest at a rate per annum equal to the Prime Rate plus one and one-half percent (1.5%).

ARTICLE III

TERMINATION OF PARTICIPATION IN SPINCO BENEFIT PLANS; SERVICE CREDIT

Section 3.1                                    Termination of Participation in Benefit Plans; Adoption of New RemainCo Benefit Plans.

(a)                                 Except as otherwise expressly provided in this Agreement  or as otherwise expressly agreed to in writing between the Parties, effective as of the Effective Time, (i) RemainCo and each other RemainCo Entity shall cease to be a Participating Company in each SpinCo Benefit Plan (to the extent any such RemainCo Entity was such a Participating Company in such SpinCo Benefit Plan as of immediately prior to the External Distribution), (ii) each RemainCo Participant shall cease to participate in, be covered by, accrue benefits under or be eligible to contribute to any SpinCo Benefit Plan (to the extent any such RemainCo Participant so participated in any SpinCo Benefit Plan as of immediately prior to the External Distribution), (iii) SpinCo and each other SpinCo Entity shall cease to be a Participating Company in each RemainCo Benefit Plan (to the extent any such SpinCo Entity was such a Participating Company in such RemainCo Benefit Plan as of immediately prior to the External Distribution), and (iv) each SpinCo Participant shall cease to participate in, be covered by, accrue benefits under or be eligible to contribute to any RemainCo Benefit Plan (to the extent any such SpinCo Participant so participated in any RemainCo Benefit Plan as of immediately prior to the External Distribution) and, in each case, SpinCo and RemainCo shall take all necessary action prior to the Effective Time to effectuate each such cessation.

(b)                                 Except as otherwise expressly set forth in this Agreement, from and after the Distribution Date, (A) SpinCo and/or the other SpinCo Entities shall be solely liable for, and no RemainCo Entity shall have any obligation or Liability under, any SpinCo Benefit Plan or SpinCo Individual Agreement, and (B) RemainCo and/or the other RemainCo Entities shall be solely liable for, and no SpinCo Entity shall have any obligation or Liability under, any RemainCo Benefit Plan or any RemainCo Individual Agreement.

Section 3.2                                    Service Recognition.

(a)                                 Pre-Distribution Service Credit. With respect to RemainCo Participants, each RemainCo Benefit Plan shall provide that all service, all compensation and all other benefit-affecting determinations (including with respect to vesting) that, as of immediately prior to the Effective Time, (A) were recognized under the corresponding SpinCo Benefit Plan, or (B) would have been recognized under the corresponding SpinCo Benefit Plan in which such RemainCo Participant was eligible to participate immediately prior to the Effective Time, had such RemainCo Participant actually participated in such corresponding SpinCo Benefit Plan, shall be taken into account under such RemainCo Benefit Plan to the same extent as credit was

(or would have been) recognized under the corresponding SpinCo Benefit Plan, except to the extent that duplication of benefits would result.

(b)                                 Post-Distribution Service Credit. Except to the extent imposed by applicable Law or required by this Agreement, (i) no SpinCo Entity shall be obligated to recognize any service of a RemainCo Employee after the Distribution Date for any purpose under any SpinCo Benefit Plan, and (ii) no RemainCo Entity shall be obligated to recognize any service of a SpinCo Employee after the Distribution Date for any purpose under any RemainCo Benefit Plan; provided, however, that nothing herein shall prohibit any SpinCo Entity or any RemainCo Entity from recognizing such service.

ARTICLE IV
ADJUSTMENT OF REMAINCO EQUITY AWARDS; ESTABLISHMENT OF SPINCO EQUITY PLAN

Section 4.1                                    Treatment of Outstanding RemainCo Options.

(a)                                 Subject to Sections 4.1(b), 4.1(c), 4.1(d), 4.5, 4.6, 4.7 and 4.8:

(i)                                     RemainCo Options Granted Prior to 2015.  Each RemainCo Option that remains outstanding as of immediately prior to the Effective Time that was granted prior to calendar year 2015 shall be converted, as of immediately prior to the Effective Time, into both a RemainCo Option and a SpinCo Option pursuant to the following adjustment mechanisms (and shall otherwise be subject to the same terms and conditions after the Effective Time as applicable to such RemainCo Option immediately prior to the Effective Time):

(A)                               Shares Subject to New SpinCo Option. The number of shares of SpinCo Common Stock subject to the new SpinCo Option shall be equal to the product obtained by multiplying (x) the number of shares of RemainCo Common Stock subject to the RemainCo Option immediately prior to the Effective Time, times (y) the SpinCo Allocation Factor, times (z) the SpinCo Ratio, and rounding down to the nearest whole share.

(B)                               Exercise Price of New SpinCo Option. The per share exercise price of the new SpinCo Option shall be equal to the quotient obtained by dividing (x) the per share exercise price of the RemainCo Option immediately prior to the Effective Time, by (y) the SpinCo Ratio, and rounding such quotient up to the nearest whole cent.

(C)                               Shares Subject to Post-External Distribution RemainCo Option.  The number of shares of RemainCo Common Stock subject to the post-External Distribution RemainCo Option shall be equal to the product obtained by multiplying (x) the number of shares of RemainCo Common Stock subject to the RemainCo Option immediately prior to the Effective Time, times (y) the RemainCo Allocation Factor, times (z) the RemainCo Ratio, and rounding down to the nearest whole share.

(D)                               Exercise Price of Post-External Distribution RemainCo Option. The per share exercise price of the post- External Distribution RemainCo Option shall be equal to the quotient obtained by dividing (x) the per share exercise price of the pre-External Distribution RemainCo Option immediately prior to the Effective Time, by (y) the RemainCo Ratio, and rounding such quotient up to the nearest whole cent.

(ii)                                  RemainCo Options Granted in 2015 and Held by RemainCo Employees.  In the event that RemainCo grants any RemainCo Options in calendar year 2015, each RemainCo Option that remains outstanding and is held by a RemainCo Employee, in each case, as of immediately prior to the Effective Time that was granted in calendar year 2015 shall be adjusted, as of immediately prior to the Effective Time, solely into a RemainCo Option pursuant to the following adjustment mechanisms (and shall otherwise be subject to the same terms and conditions after the Effective Time as applicable to such RemainCo Option immediately prior to the Effective Time):

(A)                               Shares Subject to Post-External Distribution RemainCo Option. The number of shares of RemainCo Common Stock subject to the post-External Distribution RemainCo Option shall be equal to the product obtained by multiplying (x) the number of shares of RemainCo Common Stock subject to the RemainCo Option immediately prior to the Effective Time, times (y) the RemainCo Ratio, and rounding such product down to the nearest whole share.

(B)                               Exercise Price of Post-External Distribution RemainCo Option. The per share exercise price of the post-External Distribution RemainCo Option shall be equal to the quotient obtained by dividing (x) the per share exercise price of the RemainCo Option immediately prior to the Effective Time, by (y) the RemainCo Ratio, and rounding such quotient up to the nearest whole cent.

(iii)                               RemainCo Options Granted in 2015 and Held by SpinCo Employees.  In the event that RemainCo grants any RemainCo Options in calendar year 2015, each RemainCo Option that remains outstanding and is held by a SpinCo Employee, in each case, as of immediately prior to the Effective Time that was granted in calendar year 2015 shall be converted, as of immediately prior to the Effective Time, solely into a SpinCo Option pursuant to the following adjustment mechanisms (and shall otherwise be subject to the same terms and conditions after the Effective Time as applicable to such RemainCo Option immediately prior to the Effective Time):

(A)                               Shares Subject to SpinCo Option. The number of shares of SpinCo Common Stock subject to the SpinCo Option shall be equal to the product obtained by multiplying (I) the number of shares of RemainCo Common Stock subject to the RemainCo Option immediately prior to the Effective Time, times (II) the SpinCo Ratio, and rounding such product down to the nearest whole share.

(B)                               Exercise Price of SpinCo Option. The per share exercise price of the SpinCo Option shall be equal to the quotient obtained by dividing (I) the per share exercise price of the RemainCo Option immediately prior to the Effective Time, by (II) the SpinCo Ratio, and rounding such quotient up to the nearest whole cent.

(b)                                 Notwithstanding Section 4.1(a) above, each RemainCo Option that is intended to qualify as an “incentive stock option” (within the meaning of Section 422 of the Code) and that is held by a RemainCo Employee or a SpinCo Employee, in either case, who elected prior to the External Distribution to preserve the incentive stock option treatment of such RemainCo Option, will be treated in accordance with such election through the conversion of such RemainCo Option solely into (i) if the holder is a RemainCo Employee, a RemainCo Option in accordance with Section 4.1(a)(ii) above, or (ii) if the holder is a SpinCo Employee, a SpinCo Option in accordance with Section 4.1(a)(iii) above.  Notwithstanding the foregoing, in no event shall the holder have more than thirty (30) days to make such election.

(c)                                  In addition, notwithstanding anything to the contrary contained in Sections 4.1(a) or (b) above, each RemainCo Option that, immediately prior to the Effective Time, remains outstanding and is held by any individual who is a Former SpinCo Employee, a Former RemainCo Employee or Former Shared Employee, shall be adjusted, as of immediately prior to the Effective Time, solely into a RemainCo Option in accordance with Section 4.1(a)(ii) above.

(d)                                 The adjustments to the RemainCo Options contemplated by this Agreement, including without limitation, adjustments to the exercise price of RemainCo Options, to the number of shares subject to RemainCo Options and with respect to conversions into SpinCo Options, are all intended to comply in all respects with the requirements of Sections 409A and 424 of the Code, in each case, to the extent applicable, and all such provisions shall be interpreted and implemented in accordance with the foregoing.

Section 4.2                                    Treatment of Outstanding RemainCo Restricted Stock Awards.  Subject to Sections 4.5, 4.6, 4.7 and 4.8:

(a)                                 RemainCo Restricted Stock Awards Granted Prior to 2015.  Each RemainCo Restricted Stock Award that remains outstanding as of immediately prior to the Effective Time that was granted prior to calendar year 2015 shall be converted, as of immediately prior to the Effective Time, into both a RemainCo Restricted Stock Award and a SpinCo Restricted Stock Award pursuant to the following adjustment mechanisms (and shall otherwise be subject to the same terms and conditions after the Effective Time as applicable to such RemainCo Restricted Stock Award immediately prior to the Effective Time):

(i)                                     Shares Subject to New SpinCo Restricted Stock Award. The number of shares of SpinCo Common Stock subject to the new SpinCo Restricted Stock Award shall be equal to the number of shares of SpinCo Common Stock to which the holder of the underlying RemainCo Restricted Stock Award would be entitled on the Distribution Date had such award consisted of unrestricted shares of RemainCo Common Stock as of the record date of the External Distribution (i.e., the product obtained by multiplying (x) the number of shares of RemainCo Common Stock subject to the RemainCo Restricted Stock Award immediately prior to the Effective Time, times (y) the Distribution Ratio).

(ii)                                  Shares Subject to Post-External Distribution RemainCo Restricted Stock Award.  The number of shares of RemainCo Common Stock subject to the post-External Distribution RemainCo Restricted Stock Award shall be equal to the number of shares of RemainCo Common Stock subject to the RemainCo Restricted Stock Award immediately prior to the Effective Time.

(b)                                 RemainCo Restricted Stock Awards Granted in 2015 and Held by RemainCo Employees.  Each RemainCo Restricted Stock Award that remains outstanding and is held by a RemainCo Employee, in each case, as of immediately prior to the Effective Time that was granted in calendar year 2015 shall be adjusted, as of immediately prior to the Effective Time, solely into a RemainCo Restricted Stock Award that (i) covers a number of post-External Distribution shares of RemainCo Common Stock determined by multiplying (x) the number of shares of RemainCo Common Stock covered by the RemainCo Restricted Stock Award immediately prior to the Effective Time times (y) the RemainCo Ratio (rounding such product down to the nearest whole share), and (ii) is subject to the same terms and conditions after the Effective Time as applied to such RemainCo Restricted Stock Award immediately prior to the Effective Time.

(c)                                  RemainCo Restricted Stock Awards Granted in 2015 and Held by SpinCo Employees.  Each RemainCo Restricted Stock Award that remains outstanding and is held by a SpinCo Employee, in each case, as of immediately prior to the Effective Time that was granted in calendar year 2015 shall be converted, as of immediately prior to the Effective Time, solely into a SpinCo Restricted Stock Award that (i) covers a number of shares of SpinCo Common Stock equal to the product obtained by multiplying (x) the number of shares of RemainCo Common Stock covered by the RemainCo Restricted Stock Award immediately prior to the Effective Time times (y) the SpinCo Ratio (rounding such product down to the nearest whole share), and (ii) is otherwise subject to the same terms and conditions after the Effective Time as applied to such RemainCo Restricted Stock Award immediately prior to the Effective Time.

Section 4.3                                    Treatment of Outstanding RemainCo RSU Awards.  Subject to Sections 4.5, 4.6, 4.7 and 4.8:

(a)                                 RemainCo RSU Awards Granted Prior to 2015.  Each RemainCo RSU Award that remains outstanding as of immediately prior to the Effective Time that was granted prior to calendar year 2015 shall be converted, as of immediately prior to the Effective Time, into both a RemainCo RSU Award and a SpinCo RSU Award pursuant to the following adjustment mechanisms (and shall otherwise be subject to the same terms and conditions after the Effective Time as applicable to such RemainCo RSU Award immediately prior to the Effective Time):

(i)                                     Shares Subject to New SpinCo RSU Award. The number of shares of SpinCo Common Stock subject to the new SpinCo RSU Award shall be equal to the number of shares of SpinCo Common Stock to which the holder of the underlying RemainCo RSU Award would be entitled on the Distribution Date had such award consisted of actual shares of RemainCo Common Stock as of the record date of the External Distribution (i.e., the product obtained by multiplying (x) the number of shares of RemainCo Common Stock subject to the RemainCo RSU Award immediately prior to the Effective Time, times (y) the Distribution Ratio).

(ii)                                  Shares Subject to Post-External Distribution RemainCo RSU Award.  The number of shares of RemainCo Common Stock subject to the post-External Distribution RemainCo RSU Award shall be equal to the number of shares of RemainCo Common Stock subject to the RemainCo RSU Award immediately prior to the Effective Time.

(b)                                 RemainCo RSU Awards Granted in 2015 and Held by RemainCo Employees.  Each RemainCo RSU Award that remains outstanding and is held by a RemainCo Employee, in each case, as of immediately prior to the Effective Time that was granted in calendar year 2015 shall be adjusted, as of immediately prior to the Effective Time, solely into a RemainCo RSU Award that (i) covers a number of post-External Distribution shares of RemainCo Common Stock determined by multiplying (x) the number of shares of RemainCo Common Stock covered by the RemainCo RSU Award immediately prior to the Effective Time times (y) the RemainCo Ratio (rounding such product down to the nearest whole share), and (ii) is subject to the same terms and conditions after the Effective Time as applied to such RemainCo RSU Award immediately prior to the Effective Time.

(c)                                  RemainCo RSU Awards Granted in 2015 and Held by SpinCo Employees.  Each RemainCo RSU Award that remains outstanding and is held by a SpinCo Employee, in each case, as of immediately prior to the Effective Time that was granted in calendar year 2015 shall be converted, as of immediately prior to the Effective Time, solely into a SpinCo RSU Award that (i) covers a number of shares of SpinCo Common Stock equal to the product obtained by multiplying (x) the number of shares of RemainCo Common Stock covered by the RemainCo RSU Award immediately prior to the Effective Time times (y) the SpinCo Ratio (rounding such product down to the nearest whole share), and (ii) is otherwise subject to the same terms and conditions after the Effective Time as applied to such RemainCo RSU Award immediately prior to the Effective Time.

Section 4.4                                    Treatment of Outstanding RemainCo Performance Unit Awards.  Subject to Sections 4.5, 4.6, 4.7 and 4.8:

(a)                                 RemainCo Performance Unit Awards Granted Prior to 2015.  Each RemainCo Performance Unit Award that remains outstanding as of immediately prior to the Effective Time that was granted prior to calendar year 2015 shall be converted, as of immediately prior to the Effective Time, into both a RemainCo Performance Unit Award and a SpinCo Performance Unit Award pursuant to the following adjustment mechanisms (and shall otherwise be subject to the same terms and conditions after the

Effective Time as applicable to such RemainCo Performance Unit Award immediately prior to the Effective Time):

(i)                                     Shares Subject to New SpinCo Performance Unit Award. The number of shares of SpinCo Common Stock subject to the new SpinCo Performance Unit Award shall be equal to the number of shares of SpinCo Common Stock to which the holder of the underlying RemainCo Performance Unit Award would be entitled on the Distribution Date had such award consisted of actual shares of RemainCo Common Stock as of the record date of the External Distribution (i.e., the product obtained by multiplying (x) the number of shares of RemainCo Common Stock subject to the RemainCo Performance Unit Award immediately prior to the Effective Time, times (y) the Distribution Ratio).

(ii)                                  Shares Subject to Post-External Distribution RemainCo Performance Unit Award.  The number of shares of RemainCo Common Stock subject to the post-External Distribution RemainCo Performance Unit Award shall be equal to the number of shares of RemainCo Common Stock subject to the RemainCo Performance Unit Award immediately prior to the Effective Time.

(b)                                 RemainCo Performance Unit Awards Granted in 2015 and Held by RemainCo Employees.  Each RemainCo Performance Unit Award that remains outstanding and is held by a RemainCo Employee, in each case, as of immediately prior to the Effective Time that was granted in calendar year 2015 shall be adjusted, as of immediately prior to the Effective Time, solely into a RemainCo Performance Unit Award that (i) covers a target number of post-External Distribution shares of RemainCo Common Stock determined by multiplying (x) the target number of shares of RemainCo Common Stock covered by the RemainCo Performance Unit Award immediately prior to the Effective Time times (y) the RemainCo Ratio (rounding such product down to the nearest whole share), and (ii) is subject to the same terms and conditions after the Effective Time as applied to such RemainCo Performance Unit Award immediately prior to the Effective Time.

(c)                                  RemainCo Performance Unit Awards Granted in 2015 and Held by SpinCo Employees.  Each RemainCo Performance Unit Award that remains outstanding and is held by a SpinCo Employee, in each case, as of immediately prior to the Effective Time that was granted in calendar year 2015 shall be converted, as of immediately prior to the Effective Time, solely into a SpinCo Performance Unit Award that (i) covers a target number of shares of SpinCo Common Stock equal to the product obtained by multiplying (x) the target number of shares of RemainCo Common Stock covered by the RemainCo Performance Unit Award immediately prior to the Effective Time times (y) the SpinCo Ratio (rounding such product down to the nearest whole share), and (ii) is otherwise subject to the same terms and conditions after the Effective Time as applied to such RemainCo Performance Unit Award immediately prior to the Effective Time.

Section 4.5                                    Miscellaneous Terms.  The External Distribution shall not, in and of itself, constitute a termination of employment or service for any RemainCo Employee or any SpinCo Employee for purposes of any RemainCo Equity Awards or SpinCo Equity Awards, as applicable, held by such individual.  With respect to awards adjusted or granted in accordance with this Article IV, (a) employment with or service to RemainCo and/or its Affiliates shall be treated as employment with or service to, as applicable, SpinCo with respect to SpinCo Equity Awards held by RemainCo Employees and (b) employment with or service to SpinCo and/or its Affiliates shall be treated as employment with or service to, as applicable, RemainCo with respect to RemainCo Equity Awards held by SpinCo Employees.

Section 4.6                                    Adjustment of Certain Accelerated Vesting Provisions.

(a)                                 Notwithstanding the foregoing, with respect to any unvested SpinCo Equity Awards granted to a RemainCo Employee in accordance with this Agreement, if the original RemainCo Equity

Award (that was adjusted into the SpinCo Equity Award) was subject, as of immediately prior to the External Distribution, to accelerated vesting provisions (i) by reference to a termination of employment or service with RemainCo and/or (ii) in connection with a “Corporate Change” (as defined in the applicable award agreement and/or RemainCo Equity Plan) of RemainCo, then the SpinCo Equity Award also shall be subject to such same acceleration provisions upon the RemainCo Employee’s termination of employment or service with the relevant RemainCo Entity(ies) and/or in connection with a Corporate Change of RemainCo.

(b)                                 Further notwithstanding the foregoing, with respect to any unvested RemainCo Equity Awards or unvested SpinCo Equity Awards granted to a SpinCo Employee in accordance with this Agreement, if the original RemainCo Equity Award (including any RemainCo Equity Award that was adjusted into the SpinCo Equity Award), was subject, as of immediately prior to the External Distribution, to accelerated vesting provisions (i) by reference to a termination of employment or service with RemainCo and/or (ii) in connection with a “Corporate Change” (as defined in the applicable award agreement and/or RemainCo Equity Plan) of RemainCo, then the RemainCo Equity Award or SpinCo Equity Award, as applicable, also shall be subject to such same acceleration provisions upon the SpinCo Employee’s termination of employment or service with the relevant SpinCo entity(ies) and/or in connection with a Corporate Change of SpinCo.

(c)                                  In addition, with respect to any unvested SpinCo Equity Awards held by a RemainCo Employee following the Effective Time, notwithstanding anything herein or in the applicable award agreement to the contrary, such SpinCo Equity Awards will vest in full upon a “Corporate Change” (as defined in the applicable award agreement and/or SpinCo Equity Plan) of SpinCo.  Further, with respect to any unvested RemainCo Equity Awards which are adjusted as of immediately prior to the Effective Time and continue to be held by a SpinCo Employee following the External Distribution, in each case, in accordance with this Agreement, notwithstanding anything herein or in the applicable award agreement to the contrary, such RemainCo Equity Awards will vest in full upon a “Corporate Change” (as defined in the applicable award agreement and/or RemainCo Equity Plan) of RemainCo.

(d)                                 Additionally, notwithstanding anything herein or in the applicable award agreement to the contrary, if, following the Effective Time, the RemainCo Board determines, in its discretion, to accelerate in full the vesting of all RemainCo Equity Awards then held by RemainCo Employees and Former RemainCo Employees (other than in connection with a “Corporate Change” (as defined in the applicable award agreement and/or RemainCo Equity Plan)), the RemainCo Board shall also accelerate in full the vesting of all outstanding RemainCo Equity Awards which are then held by SpinCo Employees and Former SpinCo Employees.  Further notwithstanding anything herein or in the applicable award agreement to the contrary, if, following the Effective Time, the SpinCo Board determines, in its discretion, to accelerate in full the vesting of all SpinCo Equity Awards then held by SpinCo Employees and Former SpinCo Employees (other than in connection with a “Corporate Change” (as defined in the applicable award agreement and/or SpinCo Equity Plan)), the SpinCo Board shall also accelerate in full the vesting of all outstanding SpinCo Equity Awards which are then held by RemainCo Employees and Former RemainCo Employees.

Section 4.7                                    Waiting Period for Exercisability of Options and Settlement of Awards.

(a)                                 RemainCo Options and Settlement of RemainCo RSU Awards and RemainCo Performance Unit Awards.  RemainCo may determine, in its sole discretion, that, for reasons of administrative convenience, RemainCo Options shall not be exercisable, and that RemainCo RSU Awards and RemainCo Performance Unit Awards shall not be settled, in each case, during a period beginning on a date prior to the Distribution Date determined by RemainCo in its sole discretion, and continuing until reasonably practicable after the Effective Time.

(b)                                 SpinCo Options and Settlement of SpinCo RSU Awards and SpinCo Performance Unit Awards.  SpinCo may determine, in its sole discretion, that, for reasons of administrative convenience, SpinCo Options shall not be exercisable, and that SpinCo RSU Awards and SpinCo Performance Unit Awards shall not be settled, in each case, during a period beginning on the Distribution Date and continuing until reasonably practicable after the Effective Time.

Section 4.8                                    No Accelerated Vesting. The Parties hereto acknowledge and agree that in no event shall the vesting of any SpinCo Equity Awards and/or RemainCo Equity Awards, in any case, accelerate solely by reason of the transactions or events contemplated by the Separation Agreement, this Agreement or any other Ancillary Agreement.

Section 4.9                                    Tax Deduction. The Parties acknowledge and agree that each of the applicable tax deductions for which they may be eligible for federal income tax purposes with regard to the SpinCo Equity Awards and SpinCo Equity Awards, in any case, shall be determined in accordance with Revenue Ruling 2002-1.

Section 4.10                             Employee Stock Purchase Plan.  As soon as reasonably practicable following the Effective Time, SpinCo and/or RemainCo (as applicable) will refund to each RemainCo Employee and each SpinCo Employee, in each case, who has ceased to be a participant in the RemainCo ESPP for any reason as of immediately prior to the Effective Time the full amount of such employee’s account balance under RemainCo ESPP.

Section 4.11                             Treatment of Director Stock and Deferral Plan. Prior to the Effective Time, RemainCo shall cause SpinCo to adopt a new Director stock and deferral plan (the “SpinCo Director Stock and Deferral Plan”) for the benefit of eligible SpinCo Directors.  The SpinCo Director Stock and Deferral Plan shall constitute a SpinCo Benefit Plan for the purposes of this Agreement.  Following the Effective Time, RemainCo (acting directly or through any RemainCo Entity) shall be responsible for any and all Liabilities and other obligations with respect to the RemainCo Director Stock and Deferral Plan, and SpinCo (acting directly or through any SpinCo Entity) shall be responsible for any and all Liabilities and other obligations with respect to the new SpinCo Director Stock and Deferral Plan.

Section 4.12                             Adoption and Approval of SpinCo Equity Plan. Prior to the Effective Time, RemainCo shall cause SpinCo to adopt the SpinCo 2015 Stock Incentive Plan (the “SpinCo Equity Plan”).  In addition, prior to the Effective Time, RemainCo shall approve the SpinCo Equity Plan as the sole stockholder of SpinCo.

Section 4.13                             Cooperation. Each of the Parties shall establish an appropriate administration system in order to handle in an orderly manner exercises of SpinCo Options and RemainCo Options and the settlement of other SpinCo Equity Awards and RemainCo Equity Awards. The Parties shall work together to unify and consolidate all indicative data and payroll and employment information on regular timetables and make certain that each applicable entity’s data and records in respect of such awards are correct and updated on a timely basis. The foregoing shall include employment status and information required for tax withholding/remittance and reporting, compliance with trading windows and compliance with the requirements of the Exchange Act and other applicable Laws.

Section 4.14                             SEC Registration. SpinCo agrees that it shall use reasonable efforts to maintain on a continuous basis an effective registration statement(s) under the Securities Act (and maintain the prospectus(es) contained therein for its/their intended use) with respect to the shares of SpinCo Common Stock authorized for issuance under the SpinCo Equity Plan.  RemainCo agrees that, following the Distribution Date, it shall use reasonable efforts to continue to maintain a Form S-8 Registration Statement (and maintain the prospectus(es) contained therein for its/their intended use) with respect to and cause to be registered pursuant to the Securities Act, the shares of RemainCo Common Stock authorized for issuance under the RemainCo Equity Plans as required pursuant to the Securities Act and any applicable rules or regulations thereunder.

Section 4.15                             Section 16(b) of the Exchange Act; Code Sections 162(m) and 409A.

(a)                                 By approving the form, terms and conditions of, and the entrance by RemainCo and SpinCo into, this Agreement, the RemainCo Board and the SpinCo Board intend to exempt from the short-swing profit recovery provisions of Section 16(b) of the Exchange Act, by reason of the application of Rule 16b-3 thereunder, all acquisitions and dispositions of RemainCo Equity Awards and/or SpinCo Equity Awards by Directors and executive officers of each of RemainCo and SpinCo contemplated herein, and the RemainCo Board and the SpinCo Board also intend to expressly approve, in respect of any RemainCo Equity Awards and/or SpinCo Equity Awards, the use of any method for the payment of an exercise price and the satisfaction of any applicable tax withholding (specifically including the actual or constructive tendering of shares in payment of an exercise price and the withholding of shares from delivery in satisfaction of applicable tax withholding requirements) to the extent such method is permitted under the RemainCo Equity Plan or SpinCo Equity Plan (as applicable) and the applicable award agreement.

(b)                                 Notwithstanding anything in this Agreement to the contrary, to the extent that RemainCo and/or SpinCo determine that it is necessary or appropriate to subject any annual incentive or long-term incentive award, or other compensation, to treatment that is different from that otherwise provided herein in order to preserve the intended tax treatment of such compensation, RemainCo and SpinCo agree to negotiate in good faith regarding the need for any such different treatment and to take such actions as may be necessary or appropriate that are intended to preserve the intended tax treatment of such compensation, including, without limitation, actions intended to ensure that (i) a federal income tax deduction for the payment of any annual incentive or long-term incentive award, or other compensation, is not limited by reason of Section 162(m) of the Code, and (ii) the treatment of such annual incentive or long-term incentive award, or other compensation, does not cause the imposition of a tax under Section 409A of the Code.

ARTICLE V
TAX-QUALIFIED DEFINED CONTRIBUTION PLAN

Section 5.1                                    SpinCo 401(k) Plan; RemainCo 401(k) Plan.  RemainCo or another RemainCo Entity shall establish a defined contribution plan and trust solely for the benefit of eligible RemainCo Participants (the “RemainCo 401(k) Plan”), effective as of immediately following the Effective Time.  The RemainCo 401(k) Plan shall constitute a RemainCo Benefit Plan for the purposes of this Agreement.  RemainCo shall be responsible for taking all necessary, reasonable and appropriate action to maintain and administer the RemainCo 401(k) Plan so that it is qualified under Section 401(a) of the Code and the related trust thereunder is exempt under Section 501(a) of the Code. Following the Effective Time, RemainCo (acting directly or through any RemainCo Entity) shall be responsible for any and all Liabilities and other obligations with respect to the RemainCo 401(k) Plan, and SpinCo (acting directly or through any SpinCo Entity) shall be responsible for any and all Liabilities and other obligations with respect to the SpinCo 401(k) Plan.

Section 5.2                                    Transfer of SpinCo 401(k) Plan Assets.  As soon as practicable following the Distribution Date (or such later time as mutually agreed by the Parties), SpinCo shall cause the accounts (including any promissory notes related to outstanding participant loans) in the SpinCo 401(k) Plan attributable to eligible RemainCo Participants (other than Former RemainCo Employees, Former SpinCo Employees and Former Shared Employees) and their beneficiaries and alternate payees, if any, and all of the assets in the SpinCo 401(k) Plan related thereto to be transferred to the RemainCo 401(k) Plan, and RemainCo shall cause the RemainCo 401(k) Plan to accept such transfer of accounts, promissory notes and underlying assets and, effective as of the date of such transfer, to assume and to fully perform, pay and discharge, all obligations relating to the accounts of such RemainCo Participants (to the extent the assets related to those accounts are actually transferred from the SpinCo 401(k) Plan to the RemainCo 401(k) Plan).  SpinCo shall cause the SpinCo 401(k) Plan to retain the accounts (including any promissory notes related to outstanding participant loans) and assets attributable to any Former SpinCo Employee, any Former RemainCo Employee and any Former Shared Employee, in any case, whose employment or service terminated prior to the Distribution Date.

Section 5.3                                    No Distributions.  No distribution of account balances shall be made to any RemainCo Participant solely on account of the transfers from the SpinCo 401(k) Plan described in Section 5.2 above.

Section 5.4                                    Regulatory Filings.  In connection with the transfer of assets and Liabilities from the SpinCo 401(k) Plan to the RemainCo 401(k) Plan contemplated in this Article V, RemainCo and SpinCo (each acting directly or through any RemainCo Entity or any SpinCo Entity, as applicable) shall cooperate in making any and all appropriate filings required by the IRS, or required under the Code, ERISA or any applicable regulations, and shall take all such action as may be necessary and appropriate to cause such plan-to-plan transfer to take place; provided, however, that RemainCo shall be solely responsible for complying with any requirements and applying for any IRS determination letters with respect to the RemainCo 401(k) Plan.

ARTICLE VI
NONQUALIFIED DEFERRED COMPENSATION PLAN

Section 6.1                                    Treatment of Non-Qualified Deferred Compensation Plan. Effective prior to the Effective Time, SpinCo or a SpinCo Entity shall establish a new non-qualified deferred compensation plan (the “SpinCo Deferred Compensation Plan”) and a related trust (the “SpinCo Deferred Compensation Trust”) for the benefit of eligible SpinCo Participants.  The SpinCo Deferred Compensation Plan shall constitute a SpinCo Benefit Plan for the purposes of this Agreement.  Following the Effective Time, RemainCo (acting directly or through any RemainCo Entity) shall be responsible for any and all Liabilities and other obligations with respect to the RemainCo Deferred Compensation Plan, and SpinCo (acting directly or through any SpinCo Entity) shall be responsible for any and all Liabilities and other obligations with respect to the new SpinCo Deferred Compensation Plan.

Section 6.2                                    Transfer of Trust Assets.  As soon as practicable following the establishment of the SpinCo Deferred Compensation Plan and prior to the Distribution Date, RemainCo shall transfer, or cause to be transferred, from the trust funding the RemainCo Deferred Compensation Plan (the “RemainCo Deferred Compensation Trust”) to the SpinCo Deferred Compensation Trust that portion of the assets held in the RemainCo Deferred Compensation Trust as of the date of transfer that is attributable to SpinCo Employees, and SpinCo shall cause the SpinCo Deferred Compensation Trust to accept such transfer.

ARTICLE VII
HEALTH AND WELFARE PLANS; WORKERS’ COMPENSATION

Section 7.1                                    Health and Welfare Benefit Plans.  As of the Distribution Date, RemainCo or one or more RemainCo Subsidiaries maintains each of the health and welfare plans set forth on Exhibit F hereto (the “RemainCo Health and Welfare Plans”) for the benefit of eligible employees of the RemainCo Entities and their dependents and beneficiaries, each of which shall remain in effect immediately following the External Distribution.  In addition, as of the Distribution Date, SpinCo or one or more of the SpinCo Entities maintains each of the health and welfare plans set forth on Exhibit G hereto (the “SpinCo Health and Welfare Plans”).

Section 7.2                                    Terms of Participation in RemainCo Health and Welfare Plans.  RemainCo shall cause all RemainCo Health and Welfare Plans to (a) waive all limitations as to preexisting conditions, exclusions and service conditions with respect to participation and coverage requirements applicable to individuals who are RemainCo Participants immediately following the Effective Time, other than limitations that were in effect with respect to such RemainCo Participants as of immediately prior to the Effective Time under the corresponding SpinCo Health and Welfare Plan(s), and (b) waive any waiting period limitation or evidence of insurability requirement that would otherwise be applicable, following the Distribution Date, to an individual who is a RemainCo Participant immediately following the Effective Time to the extent such RemainCo Participant had satisfied any similar limitation under the corresponding SpinCo Health and Welfare Plan(s).  Additionally, the RemainCo Health and Welfare Plans shall provide that the RemainCo Participants are credited with or otherwise have taken into account, to the extent applicable, any expenses incurred towards deductibles, co-payments or out-of-pocket limits credited to such individual, in each case, under the terms of the corresponding SpinCo Health and Welfare Plans for the plan year in which the External Distribution occurs as if such amounts had been paid by such individual under the RemainCo Health and Welfare Plans.  As of the Distribution Date, RemainCo shall use its reasonable best efforts to cause the RemainCo Health and Welfare Plans to recognize and give effect to all elections and designations (including all coverage and contribution elections and beneficiary designations) made by each RemainCo Participant under, or with respect to, the corresponding SpinCo Health and Welfare Plans for plan year 2015.

Section 7.3                                    Cafeteria Plan.  As soon as practicable following the Distribution Date and if and to the extent not effected prior to the Distribution Date, SpinCo (acting directly or through any other SpinCo Entity) shall, in accordance with Revenue Ruling 2002-32, cause the portion of the SpinCo Cafeteria Plan applicable to the RemainCo Participants to be segregated into a separate component and the account balances in such component to be transferred to the RemainCo Cafeteria Plan, which will include any health flexible spending account and dependent care plan. The RemainCo Cafeteria Plan shall reimburse SpinCo or the SpinCo Cafeteria Plan to the extent amounts were paid by the SpinCo Cafeteria Plan and not collected from the RemainCo Participant and such amounts are subsequently collected by the RemainCo Cafeteria Plan with respect to such RemainCo Participant.

Section 7.4                                    COBRA, HIPAA and ACA.

(a)                                 RemainCo (acting directly or through any other RemainCo Entity) and the RemainCo Health and Welfare Plans shall be solely responsible for compliance with the health care continuation coverage requirements of COBRA with respect to each individual who is a RemainCo Participant (or a dependent or beneficiary thereof) at the time such individual experiences a COBRA qualifying event.  SpinCo (acting directly or through any other SpinCo Entity) and the SpinCo Health and Welfare Plans shall be solely responsible for compliance with the health care continuation coverage requirements of COBRA with respect to each individual who is a SpinCo Participant (or a dependent or beneficiary thereof) at the time such individual experiences a COBRA qualifying event; provided, however, that RemainCo shall indemnify SpinCo in accordance with Article X with respect to (i) any Liability actually incurred by any SpinCo Entity in connection with the provision of COBRA continuation coverage to (A) any RemainCo Employee or (B) any Former RemainCo Employee who terminated employment or service prior to the Distribution Date, and (ii) RemainCo’s Allocable Portion of any Liability actually incurred by any SpinCo Entity in connection with the provision of COBRA continuation coverage to any Former Shared Employee. Neither the consummation of the Distribution, any transfer of employment contemplated hereby, or any related transactions or events contemplated by the Separation Agreement, this Agreement or any Ancillary Agreement shall constitute a COBRA qualifying event for purposes of COBRA with respect to any SpinCo Participant or any RemainCo Participant (or any dependent or beneficiary thereof).

(b)                                 RemainCo (acting directly or through any other RemainCo Entity) shall be responsible for compliance with any certificate of creditable coverage of other applicable requirements of HIPAA or Medicare applicable to the RemainCo Health and Welfare Plans with respect to RemainCo Participants.  SpinCo (acting directly or through any other SpinCo Entity) shall be responsible for compliance with any certificate of creditable coverage of other applicable requirements of HIPAA or Medicare applicable to the SpinCo Health and Welfare Plans with respect to SpinCo Participants.

(c)                                  RemainCo (acting directly or through any other RemainCo Entity) shall be responsible for compliance with any reporting requirements of the ACA applicable to the RemainCo Health and Welfare Plans with respect to RemainCo Participants.  SpinCo (acting directly or through any other SpinCo Entity) shall be responsible for compliance with any reporting requirements of the ACA applicable to the SpinCo Health and Welfare Plans with respect to SpinCo Participants.

Section 7.5                                    SpinCo to Provide Information. To the extent permitted by Law, SpinCo or the relevant SpinCo Health and Welfare Plan shall provide to RemainCo or the relevant RemainCo Health and Welfare Plan (to the extent that relevant information is in SpinCo’s possession) such data as may be necessary for RemainCo to comply with its obligations hereunder, which may include the names of RemainCo Participants who were participants in or otherwise entitled to benefits under the SpinCo Health and Welfare Plans prior to the External Distribution, together with each such individual’s service credit under such plans, information concerning each such individual’s current plan-year expenses incurred towards deductibles, out-of-pocket limits and co-payments, maximum benefit payments, and any benefit usage towards plan limits thereunder.  SpinCo shall, as soon as practicable after requested, provide RemainCo with such additional information that is in SpinCo’s possession (and not already in the possession of a RemainCo Entity) as may be reasonably requested by RemainCo and necessary to administer effectively any RemainCo Health and Welfare Plan.  SpinCo and each RemainCo Entity shall enter into such other agreements as are necessary to comply with this Section 7.5, including but not limited to any agreements required by HIPAA.

Section 7.6                                    Liabilities.

(a)                                 Insured Benefits. With respect to employee welfare and fringe benefits that are provided through the purchase of insurance, (i) RemainCo shall cause the RemainCo Health and Welfare Plans to, through such insurance policies, pay and discharge all eligible claims of RemainCo Participants that are incurred on or after the enrollment of such RemainCo Participants in the RemainCo Health and Welfare Plans, and (ii) SpinCo shall cause the SpinCo Health and Welfare Plans to, through such insurance policies pay and discharge all eligible claims of SpinCo Participants that are incurred on or after the Distribution Date (provided that such SpinCo Participants are enrolled in the SpinCo Health and Welfare Plans).  For the avoidance of doubt, except as otherwise expressly set forth in this Article VII, neither SpinCo Health and Welfare Plans nor RemainCo Health and Welfare Plans shall be responsible for any claims that arise following a RemainCo Participant’s termination of participation in a SpinCo Health and Welfare Plan if the RemainCo Participant does not validly enroll in an applicable RemainCo Health and Welfare Plan.

(b)                                 Self-Insured Benefits. With respect to employee health or medical benefits that are provided through a self-insured plan or program (i) RemainCo shall cause the RemainCo Health and Welfare Plans to, through such self-insured plan or program, pay and discharge all eligible claims of RemainCo Participants (A) who were participants in the SpinCo Health and Welfare Plans prior to the Distribution Date that have not been filed as of the Distribution Date by the SpinCo Health and Welfare Plans or (B) that are incurred on or after the enrollment of such RemainCo Participants in the RemainCo Health and Welfare Plans, and (ii) SpinCo shall cause the SpinCo Health and Welfare Plans to, through such self-insured plan or program, continue to pay and discharge all eligible claims of SpinCo Participants incurred before or after the Distribution Date. For the avoidance of doubt, neither SpinCo Health and

Welfare Plans nor RemainCo Health and Welfare Plans shall be responsible for any claims that arise following a RemainCo Participant’s termination of participation in a SpinCo Health and Welfare Plan if the RemainCo Participant does not validly enroll in an applicable RemainCo Health and Welfare Plan.  RemainCo shall reimburse SpinCo for any Liabilities actually incurred on or after the Distribution Date by any SpinCo Entity or the SpinCo Health and Welfare Plans for the benefit of (x) RemainCo Employees or (y) Former RemainCo Employees who terminated employment or service prior to the Distribution Date.

(c)                                  Short-Term and Long-Term Disability Benefits.

(i)                                     Long-Term Disability Benefits. Any RemainCo Employee, Former RemainCo Employee, SpinCo Employee, Former SpinCo Employee or Former Shared Employee who becomes entitled to receive long-term disability under any SpinCo Health and Welfare Plan prior to the Distribution Date shall continue to receive long-term disability benefits under such SpinCo Health and Welfare Plan following the Distribution Date, provided, however, that RemainCo shall indemnify SpinCo in accordance with Article X with respect to (A) any Liability actually incurred by any SpinCo Entity in connection with the provision of long-term disability benefits in accordance with the foregoing to (x) any RemainCo Employee and (y) any Former RemainCo Employee who terminated employment or service prior to the Distribution Date; and (B) RemainCo’s Allocable Portion of any Liability actually incurred by any SpinCo Entity in connection with the provision of long-term disability benefits to any Former Shared Employee.

(ii)                                  Short-Term Disability Benefits. Any Former RemainCo Employee or RemainCo Employee who becomes entitled to receive short-term disability benefits under any SpinCo Benefit Plan prior to the Distribution Date shall, as applicable, be transferred to, and receive any short-term disability benefits to which such Former RemainCo Employee or RemainCo Employee is entitled under, the RemainCo Health and Welfare Plans as of the Distribution Date in accordance with the terms of such plans.  Any Former SpinCo Employee or SpinCo Employee who becomes entitled to receive short-term disability benefits under any SpinCo Benefit Plan prior to the Distribution Date shall, as applicable, continue to receive any short-term disability benefits to which such Former SpinCo Employee or SpinCo Employee is entitled under, the SpinCo Welfare Plans as of the Distribution Date in accordance with the terms of such plans.

(d)                                 Incurred Claim Definition. For purposes of this Article VII, a claim or Liability shall generally be deemed to be incurred (i) with respect to medical, dental, vision and/or prescription drug benefits, on the date that the health services giving rise to such claim or Liability are rendered or performed and not when such claim is made; provided, however that with respect to a period of continuous hospitalization, a claim is incurred upon the first date of such hospitalization and not on the date that such services are performed and (ii) with respect to life insurance, accidental death and dismemberment and business travel accident insurance, upon the occurrence of the event giving rise to such claim or Liability.

(e)                                  Accrued Paid-Time-Off. Prior to the Distribution Date, to the extent required by applicable Law, RemainCo shall solicit in writing the consent of each RemainCo Employee to rollover to RemainCo or another RemainCo Entity, such RemainCo Employee’s Accrued PTO as of the Effective Time (the “Rollover Consents”).  With respect to each RemainCo Employee who (w) is not required to consent to such a rollover under applicable Law or (x) timely provides such Rollover Consent to RemainCo and consents to such a rollover, RemainCo shall (directly or through another RemainCo Entity) recognize and honor the Accrued PTO credited to each RemainCo Employee by such individual’s employer immediately prior to the Effective Time. To the extent permitted and/or required under applicable Law, the Accrued PTO of any RemainCo Employee who (y) elects in his or her Rollover Consent to receive a payment of his or her Accrued PTO or (z) does not timely provide a Rollover Consent to RemainCo, shall be paid to such individual(s) in a cash lump sum upon the transfer of such individual’s employment between the RemainCo

Entities and the SpinCo Entities in connection with the Internal Distribution and/or the External Distribution.  RemainCo shall reimburse SpinCo for any Accrued PTO paid to RemainCo Employees by any SpinCo Entity upon their transfer of employment from any SpinCo Entity to any RemainCo Entity in connection with the Internal Distribution and/or the External Distribution.  Notwithstanding the foregoing, (x) all Accrued PTO shall be used in accordance with the terms and conditions of the post-External Distribution employer’s applicable policies and programs, to the extent permissible by Law, and (y) any paid-time-off accruals in respect of post-External Distribution services (if any) shall be made in accordance with the terms and conditions of the post-External Distribution employer’s applicable policies and programs (except to the extent otherwise provided in an applicable SpinCo Individual Agreement or RemainCo Individual Agreement).

Section 7.7                                    Workers’ Compensation Liabilities.  All workers’ compensation Liabilities relating to, arising out of, or resulting from any claim by a RemainCo Employee, Former RemainCo Employee or Former Shared Employee that results from an accident occurring, or from an occupational disease which becomes manifest (collectively, “Workers’ Comp Liabilities”) before, as of or after the Effective Time, shall be retained by and be obligations of RemainCo or its insurers. All Workers’ Comp Liabilities relating to, arising out of, or resulting from any claim by a SpinCo Employee or Former SpinCo Employee that arises or manifests prior to the date on which such SpinCo Employee or Former SpinCo Employee was covered by an applicable workers’ compensation insurance program maintained by a SpinCo Entity shall be obligations of RemainCo and its insurers, provided, however, that SpinCo shall indemnify RemainCo in accordance with Article X with respect to (A) any Workers’ Comp Liability actually incurred by any RemainCo Entity with respect to (i) any SpinCo Employee or (ii) any Former SpinCo Employee who terminated employment or service prior to the Distribution Date; and (B) SpinCo’s Allocable Portion of any Workers’ Comp Liability actually incurred by any RemainCo Entity with respect to any Former Shared Employee.  All Workers’ Comp Liabilities relating to, arising out of, or resulting from any claim by a SpinCo Employee or Former SpinCo Employee that arises or manifests on or after the date on which such SpinCo Employee or Former SpinCo Employee was covered under a workers’ compensation insurance program maintained by a SpinCo Entity shall be obligations of SpinCo and its insurers.  For purposes of this Agreement, a compensable injury giving rise to a Workers’ Comp Liability shall be deemed to be sustained upon the occurrence of the event giving rise to eligibility for workers’ compensation benefits or at the time that an occupational disease becomes manifest, as the case may be. Each RemainCo Entity and each SpinCo Entity shall cooperate with respect to any notification to appropriate Governmental Authorities of the effective time and the issuance of new, or the transfer of existing, workers’ compensation insurance policies and claims handling contracts.

ARTICLE VIII

CASH INCENTIVE COMPENSATION

Section 8.1                                    New Cash Incentive Plans.

(a)                                 Effective on or following the Distribution Date, SpinCo may, or may cause another SpinCo Entity to, adopt, for the benefit of eligible SpinCo Participants, a cash incentive program for the calendar year in which the Distribution Date occurs (the “New SpinCo Cash Incentive Plan”).  Any New SpinCo Cash Incentive Plan shall constitute a SpinCo Benefit Plan for purposes of this Agreement.  In addition, effective on or following the Distribution Date, RemainCo may, or may cause another RemainCo Entity to, adopt, for the benefit of eligible RemainCo Participants, a cash incentive program for the calendar year in which the Distribution Date occurs (the “New RemainCo Cash Incentive Plan”).  Any New RemainCo Cash Incentive Plan shall constitute a RemainCo Benefit Plan for purposes of this Agreement.

(b)                                 SpinCo Cash Incentive Liabilities.  Following the Effective Time, SpinCo shall assume or retain, as applicable, responsibility for any and all payments, obligations and other Liabilities relating to (a) any amounts that any Former SpinCo Employee or SpinCo Employee has either earned (if not payable by its terms prior to the Distribution Date) or become eligible to earn, in either case, as of the Effective Time under any RemainCo Benefit Plan(s) providing cash incentive compensation, commissions or similar cash payments, cash incentive, annual performance bonus, commission and similar cash plan or program maintained by RemainCo in which one or more SpinCo Employees is eligible to participate as of immediately prior to the Effective Time (excluding, for the avoidance of doubt, any such plans maintained by a SpinCo Entity that are not RemainCo Benefit Plans) (collectively, the “RemainCo Cash Incentive Plans”), and (b) any amounts that any Former SpinCo Employee or SpinCo Employee has earned or is eligible to earn under any New SpinCo Cash Incentive Plan, and shall fully perform, pay and discharge the foregoing if and when such payments, obligations and/or other Liabilities become due.  Following the Effective Time, the SpinCo Entities shall be solely responsible for, and no RemainCo Entities shall have any obligation or Liability with respect to, any and all payments, obligations and other Liabilities under any New SpinCo Cash Incentive Plan, the SpinCo Cash Incentive Plan(s) and any other cash incentive, annual performance bonus, commission and similar cash plan or program maintained by SpinCo, and shall fully perform, pay and discharge the forgoing if and when such payments, obligations and/or other Liabilities become due.

(c)                                  RemainCo Cash Incentive Liabilities.  Following the Effective Time, RemainCo shall assume or retain, as applicable, responsibility for any and all payments, obligations and other Liabilities relating to (a) any amounts that any Former RemainCo Employee or RemainCo Employee has either earned (if not payable by its terms prior to the Distribution Date) or become eligible to earn, in either case, as of the Effective Time under any SpinCo Benefit Plan(s) providing cash incentive compensation, commissions or similar cash payments, cash incentive, annual performance bonus, commission and similar cash plan or program maintained by SpinCo in which one or more RemainCo Employees is eligible to participate as of immediately prior to the Effective Time (excluding, for the avoidance of doubt, any such plans maintained by a RemainCo Entity that are not SpinCo Benefit Plans) (collectively, the “SpinCo Cash Incentive Plans”), and (b) any amounts that any Former RemainCo Employee or RemainCo Employee has earned or is eligible to earn under any New RemainCo Cash Incentive Plan or any RemainCo Cash Incentive Plan(s), and shall fully perform, pay and discharge the foregoing if and when such payments, obligations and/or other Liabilities become due.  Following the Effective Time, the RemainCo Entities shall be solely responsible for, and no SpinCo Entities shall have any obligation or Liability with respect to, any and all payments, obligations and other Liabilities under any New RemainCo Cash Incentive Plan, the RemainCo Cash Incentive Plan(s) and any other cash incentive, annual performance bonus, commission and similar cash plan or program maintained by RemainCo, and shall fully perform, pay and discharge the foregoing if and when such payments, obligations and/or other Liabilities become due.

ARTICLE IX

PAYROLL REPORTING AND WITHHOLDING

Section 9.1                                    Form W-2 Reporting.

(a)                                 Payroll. With respect to RemainCo Employees, the Parties shall adopt the “standard procedure” for preparing and filing IRS Forms W-2 (Wage and Tax Statements), as described in Revenue Procedure 2004-53.

(b)                                 Form 941. Each Party shall be responsible for filing IRS Forms 941 for its respective employees.

Section 9.2                                    Garnishments, Tax Levies, Child Support Orders, and Wage Assignments. With respect to garnishments, tax levies, child support orders, and wage assignments in effect with SpinCo (or any other SpinCo Entity) as of the Distribution Date for any RemainCo Employees or Former RemainCo Employees, RemainCo (and any other employing RemainCo Entity), as appropriate, shall honor such payroll deduction authorizations and shall continue to make payroll deductions and payments to the authorized payee, as specified by the court or governmental order which was on file with SpinCo as of immediately prior to the Distribution Date. SpinCo shall, as soon as practicable after the Distribution Date, provide RemainCo (and any other employing RemainCo Entity), as appropriate, with such information in SpinCo’s possession (and not already in the possession of a RemainCo Entity) or employee consents as may be reasonably requested by the RemainCo Entities and necessary for the RemainCo Entities to make the payroll deductions and payments to the authorized payee as required by this Section 9.2.

Section 9.3                                    Authorizations for Payroll Deductions. Unless otherwise prohibited by a Benefit Plan or by this Agreement or an Ancillary Agreement, RemainCo and the other RemainCo Entities, as appropriate, shall honor payroll deduction authorizations attributable to any RemainCo Employee that are in effect with any SpinCo Entity as of immediately prior to the Effective Time relating to such RemainCo Employee, and shall not require that such RemainCo Employee submit a new authorization to the extent that the type of deduction by RemainCo or any other RemainCo Entity, as appropriate, does not differ from that made by the SpinCo Entity prior to the Distribution Date.  Such deduction types include: pre-tax contributions to any Benefit Plan, including any voluntary benefit plan; scheduled loan repayments to any Benefit Plan; and direct deposit of payroll, employee relocation loans, and other types of authorized company receivables usually collectible through payroll deductions. Each Party shall, as soon as practicable after the Distribution Date, provide the other Party with such information in its possession as may be reasonably requested by the other Party and as necessary for that Party to honor the payroll deduction authorizations contemplated by this Section 9.3.

ARTICLE X
INDEMNIFICATION

Section 10.1                             General Indemnification. Any claim for indemnification under this Agreement shall be governed by, and be subject to, the provisions of Article VII of the Separation Agreement, which provisions are hereby incorporated by reference into this Agreement.

ARTICLE XI
GENERAL AND ADMINISTRATIVE

Section 11.1                             Business Associate Agreements. The Parties hereby agree to enter into any business associate agreements that may be required for the sharing of any information pursuant to this Agreement to comply with the requirements of HIPAA.

Section 11.2                             Non-Solicitation.  The Parties acknowledge and agree that they are subject to and bound by certain nonsolicitation restrictions set forth in Section 9.4 of the Separation Agreement, and that the Parties shall comply with their respective obligations thereunder.

Section 11.3                             Employee Records.

(a)                                 Records Relating to RemainCo Employees and Former RemainCo Employees.  To the extent permitted by applicable Law, all records and data in any form relating to RemainCo Employees and Former RemainCo Employees shall be the property of the RemainCo Entities; provided, however, that records and data pertaining to such an employee and relating to any period that such employee was (i) employed by any SpinCo Entity and/or (ii) covered under any Benefit Plan sponsored by any SpinCo Entity

(to the extent that such records or data relate to such coverage) prior to the Distribution Date shall be shared with the appropriate SpinCo Entities by the RemainCo Entities to the extent such records are reasonably necessary for payroll or Benefit Plan purposes.

(b)                                 Records Relating to SpinCo Employees, Former SpinCo Employees and Former Shared Employees.  To the extent permitted by applicable Law, all records and data in any form relating to SpinCo Employees, Former SpinCo Employees and Former Shared Employees shall be the property of the SpinCo Entities; provided, however, that records and data pertaining to such an employee and relating to any period that such employee was (i) employed by any RemainCo Entity and/or (ii) covered under any Benefit Plan sponsored by any RemainCo Entity (to the extent that such records or data relate to such coverage) prior to the Distribution Date shall be shared with the appropriate RemainCo Entities by the SpinCo Entities to the extent such records are reasonably necessary for payroll or Benefit Plan purposes.

Section 11.4                             Sharing Of Information. To the extent permitted by applicable Law, each Party (acting directly or through its Affiliates) shall use commercially reasonable efforts to provide or make available, or cause to be provided or made available, to the other Party and its agents and vendors such information as the other Party may reasonably request to enable the requesting Party to administer efficiently and accurately each of its Benefit Plans and to determine the scope of, as well as fulfill, its obligations under this Agreement; provided, however, that, in the event that the party to whom the request has been made determines that any such provision of information could be commercially detrimental, violate any Law or agreement or waive any attorney-client privilege, then the Parties shall use commercially reasonable efforts to permit compliance with such obligations to the extent and in a manner that avoids any such harm or consequence. The Party providing information pursuant to this Section 11.4 shall only be obligated to provide such information in the form, condition and format in which it then exists and in no event shall such party be required to perform any improvement, modification, conversion, updating or reformatting of any such information. Such information shall, to the extent reasonably practicable, be provided in the format and at the times and places requested, but in no event shall the Party providing such information be obligated to make such information available outside of its normal business hours and premises. Any information owned by either Party (or its Subsidiaries) that is provided to a requesting Party pursuant to this Section 11.4 shall remain the property of the providing Party (or its Subsidiaries), and unless specifically set forth herein, nothing contained in this Agreement shall be construed as granting or conferring rights of license or otherwise in any such information.  The Party requesting such information agrees to reimburse the other Party for the reasonable out-of-pocket costs, if any, of creating, gathering and copying such information or otherwise complying with the request with respect to such information.  Any information shared or exchanged pursuant to this Agreement shall be subject to the confidentiality requirements set forth in the Separation Agreement. With respect to retaining, destroying, transferring, sharing, copying and permitting access to all such information, RemainCo and SpinCo shall (and shall cause their respective Subsidiaries to) comply with all applicable Laws, contracts and internal policies, and shall indemnify each other and hold each other harmless from and against any and all Liabilities and claims that arise from a failure by the indemnifying Party or its Subsidiaries (or their respective agents) to so comply with any applicable Law, contract and/or internal policy applicable to such information.

Section 11.5                             Reasonable Efforts/Cooperation. Each Party shall use its commercially reasonable efforts to promptly take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate the transactions contemplated by this Agreement, including adopting Benefit Plans and/or Benefit Plan amendments. The Parties agree to consult and cooperate to the extent reasonably necessary with respect to any Actions, and, upon reasonable written request of the other Party, shall use reasonable efforts to make available to such other Party the former, current and future directors, officers, employees, other personnel and agents of it and its Subsidiaries (whether as witnesses or otherwise). The requesting party shall bear all costs and expenses in connection with the foregoing.  Without limiting the generality of the foregoing, each of the Parties shall reasonably cooperate in all respects with regard to all matters relating to the transactions contemplated by this Agreement for which the other Party seeks a determination letter or private letter ruling from the IRS, an advisory opinion from the U.S. Department of Labor or any other filing, consent or approval with respect to or by a Governmental Authority.  Notwithstanding the foregoing, this Section 11.5 shall not require either Party to take any step that would significantly interfere, or that such Party reasonably determines could significantly interfere, with its business.

Section 11.6                             Employer Rights.  Except as expressly provided for in Article VII, nothing in this Agreement shall (a) prohibit any RemainCo Entity from amending, modifying or terminating any RemainCo Benefit Plan or RemainCo Individual Agreement at any time, subject to the terms and conditions thereof, or (b) prohibit any SpinCo Entity from amending, modifying or terminating any SpinCo Benefit Plan or any SpinCo Individual Agreement at any time, subject to the terms and conditions thereof.  In addition, nothing in this Agreement shall be interpreted as an amendment or other modification of any Benefit Plan.

Section 11.7                             Effect on Employment. Without limiting any other provision of this Agreement, none of the External Distribution or any actions taken in furtherance of the External Distribution, whether under the Separation Agreement, this Agreement, any other Ancillary Agreement or otherwise, in any case, shall in and of itself cause any employee to be deemed to have incurred a termination of employment or service or, except as expressly provided in this Agreement, to entitle such individual to any payments or benefits under any Benefit Plan or otherwise. Furthermore, nothing in this Agreement is intended to or shall confer upon any SpinCo Employee, Former SpinCo Employee, Former Shared Employee, RemainCo Employee or Former RemainCo Employee any right to continued employment or service, or any recall or similar rights to an individual on layoff or any type of approved leave.

Section 11.8                             Consent Of Third Parties. If any provision of this Agreement is dependent on the consent of any third party and such consent is withheld, the Parties hereto shall use their reasonable best efforts to implement the applicable provisions of this Agreement to the fullest extent practicable. If any provision of this Agreement cannot be implemented due to the failure of such third party to consent, the Parties hereto shall negotiate in good faith to implement the provision in a mutually satisfactory alternative manner.

Section 11.9                             Access To Employees. Following the Distribution Date, SpinCo and RemainCo shall, or shall cause the SpinCo Entities and the RemainCo Entities, as applicable, to make available to each other those SpinCo Employees or RemainCo Employees, as applicable, who may reasonably be needed by the other Party in order to defend or prosecute any legal or administrative action (other than a legal action between any SpinCo Entities on the one hand and any RemainCo Entities on the other) to which any employee, officer, director or Benefit Plan of the SpinCo Entities or RemainCo Entities is a party and which relates to their respective Benefit Plans prior to the Distribution Date. The Party to whom an employee is made available in accordance with this Section 11.9 shall pay or reimburse the other Party for all reasonable expenses reimbursed by such other Party to such employee in connection therewith, including all reasonable travel, lodging, and meal expenses, but excluding any amount for such employee’s time spent in connection herewith.

Section 11.10                      Beneficiary Designation/Release Of Information/Right To Reimbursement. Without limiting any other provision hereof, to the extent permitted by applicable Law and except as otherwise provided for in this Agreement, all beneficiary designations, authorizations for the release of information and rights to reimbursement made by or relating to (a) RemainCo Participants under SpinCo Benefit Plans or (b) SpinCo Participants under RemainCo Benefit Plans, and, in either case, in effect immediately prior to the Effective Time shall be transferred to and be in full force and effect under the corresponding RemainCo Benefit Plans or SpinCo Benefit Plans, as applicable, until such beneficiary designations, authorizations or rights are replaced or revoked by, or no longer apply to, the relevant RemainCo Participant or SpinCo Participant, as applicable.

Section 11.11                      Audit Rights.  Each of SpinCo and RemainCo, and their duly authorized representatives, shall have the right to conduct reasonable audits with respect to all information required to be provided to it by the other Party under this Agreement. The Party conducting the audit (the “Auditing Party”) may adopt reasonable procedures and guidelines for conducting audits and the selection of audit representatives under this Section 11.11.  The Auditing Party shall have the right to make copies of any records at its expense, subject to any restrictions imposed by applicable Laws and to any confidentiality provisions set forth in the Separation Agreement, which are incorporated by reference herein. The Party being audited shall provide the Auditing Party’s representatives with reasonable access during normal business hours to its operations, computer systems and paper and electronic files, and provide workspace to its representatives.  After any audit is completed, the Party being audited shall have the right to review a draft of the audit findings and to comment on those findings in writing within thirty (30) days after receiving such draft.

Section 11.12                      Compliance.  As of the Distribution Date, RemainCo (acting directly or through any RemainCo Entity) shall be solely responsible for compliance under ERISA and all other applicable Law with respect to each RemainCo Benefit Plan, and SpinCo (acting directly or through any SpinCo Entity) shall be solely responsible for compliance under ERISA and all other applicable Law with respect to each SpinCo Benefit Plan.

Section 11.13                      Allocation of Liabilities.

(a)                                 With respect to the determination of whether a Liability shall be treated for purposes of this Agreement as a Liability of SpinCo or of RemainCo, the express designation of such Liability in this Agreement shall prevail.  If no such express designation exists, authorized representatives of SpinCo and RemainCo will determine in good faith by mutual agreement whether the Liability relates primarily to either the SpinCo Business, in which case it will be deemed a Liability of SpinCo or the RemainCo Business, in which case it will be deemed a Liability of RemainCo.  If such representatives are unable to agree on the business to which such Liability relates, the treatment of such Liability on the SpinCo Balance Sheet shall prevail.  If, however, such Liability is not addressed on the SpinCo Balance Sheet, then such Liability shall be allocated between the Parties in accordance with the Parties’ Allocable Portion of Shared Liabilities.

(b)                                 If either Party or any of its Subsidiaries shall receive notice or otherwise learn of the assertion of a Shared Liability, such Party shall give the other Party written notice thereof promptly (and in any event within fifteen (15) days) after such Person becomes aware of such Shared Liability. Thereafter, the Party shall deliver to the other Party, promptly (and in any event within ten (10) days) after the Party’s receipt thereof, copies of all notices and documents (including court papers) received by the Party or its Subsidiaries relating to the matter. If a dispute shall arise between the Parties as to the proper characterization of any Liability and such Liability cannot be characterized pursuant to the methodology set forth in Section 11.13(a), then either Party may refer that dispute to the Dispute Committee in accordance with Section 6.2 of the Separation Agreement, which is hereby incorporated by reference into this Agreement.

ARTICLE XII
MISCELLANEOUS

Section 12.1                             Non-Occurrence of Distribution. Notwithstanding anything in this Agreement to the contrary, if the Separation Agreement is terminated prior to the Effective Time, all actions and events that are, under this Agreement, to be taken or occur effective prior to, as of or following the Distribution Date, or otherwise in connection with the External Distribution, shall not be taken or occur, except to the extent otherwise determined by RemainCo.

Section 12.2                             Section 409A. Notwithstanding anything in this Agreement to the contrary, with respect to any compensation or benefits that may be subject to Section 409A of the Code and related Department of Treasury guidance thereunder, the Parties agree to negotiate in good faith regarding any treatment different from that otherwise provided herein to the extent necessary or appropriate to (a) exempt such compensation and benefits from Section 409A of the Code, (b) comply with the requirements of Section 409A of the Code, and/or (c) otherwise avoid the imposition of tax under Section 409A of the Code; provided, however, that this Section 12.2 does not create an obligation on the part of either Party to adopt any amendment, policy or procedure, to take any other action or to indemnify any Person for any failure to do any of the foregoing.

Section 12.3                             Counterparts; Entire Agreement; Corporate Power.

(a)                                 This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each Party and delivered to each other Party.

(b)                                 This Agreement, the Separation Agreement, the Ancillary Agreements, and the exhibits, annexes and schedules hereto and thereto, contain the entire agreement between the Parties with respect to the subject matter hereof, and supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter and there are no agreements or understandings between the Parties with respect to such subject matter other than those set forth or referred to herein or therein.

(c)                                  RemainCo represents on behalf of itself and each other RemainCo Entity, and SpinCo represents on behalf of itself and each other SpinCo Entity, as follows:

(i)                                     each such Person has the requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby; and

(ii)                                  this Agreement has been duly executed and delivered by it and constitutes a valid and binding agreement of it enforceable in accordance with the terms thereof.

(d)                                 Each Party hereto acknowledges that it and the other Party hereto may execute this Agreement by facsimile, stamp or mechanical signature. Each Party hereto expressly adopts and confirms each such facsimile, stamp or mechanical signature made in its respective name as if it were a manual signature, agrees that it shall not assert that any such signature is not adequate to bind such Party to the same extent as if it were signed manually and agrees that at the reasonable request of the other Party hereto at any time it shall as promptly as reasonably practicable cause this Agreement to be manually executed (any such execution to be as of the date of the initial date thereof).

Section 12.4                             Survival of Covenants. Except as otherwise expressly contemplated by this Agreement, the covenants, representations and warranties contained in this Agreement, and liability for the breach of any obligations contained herein, shall survive the Internal Distribution and the External Distribution and shall remain in full force and effect.

Section 12.5                             Notices. All notices, requests, claims, demands or other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by facsimile or electronic transmission with receipt confirmed (followed by delivery of an original via overnight courier service), or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 12.5):

If to RemainCo, to:

Archrock, Inc.
16666 Northchase Dr.
Houston, Texas 77060
Attention: General Counsel

Fax: (281) 836-8060

If to SpinCo, to:

Exterran Corporation
4444 Brittmoore Rd
Houston, Texas 77041
Attention: General Counsel

Fax: (281) 836-8036

Either Party may, by notice to the other Party, change the address and contact person to which any such notices are to be given.

Section 12.6                             Waivers of Default. Waiver by either Party of any default by the other Party of any provision of this Agreement shall not be deemed a waiver by the waiving Party of any subsequent or other default, nor shall it prejudice the rights of such Party. No failure or delay by any Party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall a single or partial exercise thereof prejudice any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 12.7                             Amendments. No provisions of this Agreement shall be deemed waived, amended, supplemented or modified by either Party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the Party against whom such waiver, amendment, supplement or modification is sought to be enforced; provided, at any time prior to the Effective Time, the terms and conditions of this Agreement may be amended, modified or abandoned by and in the sole and absolute discretion of the RemainCo Board without the approval of any Person, including SpinCo or the stockholders of RemainCo.

Section 12.8                             Assignability. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns; provided, however, that no Party hereto or thereto may assign its respective rights or delegate its respective obligations under this Agreement without the express prior written consent of the other Party hereto.  Notwithstanding the foregoing, no consent shall be required for the assignment of a Party’s rights and obligations under this Agreement in whole in connection with a change of control of a Party so long as the resulting, surviving or transferee Person assumes all of the obligations of the relevant Party thereto by operation of Law or pursuant to an agreement in form and substance reasonably satisfactory to the other Party.

Section 12.9                             Termination. This Agreement may be terminated and the terms and conditions hereof may be amended, modified or abandoned at any time prior to the Effective Time by and in the sole and absolute discretion of the RemainCo Board without the approval of any Person, including SpinCo or the stockholders of RemainCo.  In the event that this Agreement is terminated, this Agreement shall become null and void and neither Party, nor either Party’s directors, officers or employees, shall have any liability of any kind to any Person by reason of this Agreement. After the External Distribution, this Agreement may not be terminated except by an agreement in writing signed by the Parties hereto.

Section 12.10                      Performance. RemainCo shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth in this Agreement to be performed by any RemainCo Entity. SpinCo shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth in this Agreement to be performed by any SpinCo Entity. Each Party (including its permitted successors and assigns) further agrees that it shall (a) give timely notice of the terms, conditions and continuing obligations contained in this Section 12.10 to all of the other RemainCo Entities or SpinCo Entities (as applicable), and (b) cause all of the other RemainCo Entities or SpinCo Entities (as applicable) not to take, or omit to take, any action which action or omission would violate or cause such party to violate this Agreement or materially impair such Party’s ability to consummate the transactions contemplated hereby.

Section 12.11                      Third-Party Beneficiaries. Except as otherwise expressly provided in this Agreement, (a) the provisions of this Agreement are solely for the benefit of the Parties and are not intended to confer upon any Person (including, without limitation, any stockholders of RemainCo or stockholders of SpinCo) except the Parties hereto any rights or remedies hereunder; and (b) there are no third-party beneficiaries of this Agreement, and this Agreement shall not provide any third Person (including, without limitation, any stockholders of RemainCo or stockholders of SpinCo) with any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.  Without limiting the generality of the foregoing, in no event shall any RemainCo Employee, Former RemainCo Employee, RemainCo Participant, Former Shared Employee, SpinCo Employee, Former SpinCo Employee or SpinCo Participant (or any dependent, beneficiary or alternate payee of any of the foregoing) have any third-party rights under this Agreement. Nothing in this Agreement shall adopt, amend, or terminate or shall be construed to adopt, amend, terminate, or interpret the terms of, any Benefit Plan (including any RemainCo Benefit Plan or any SpinCo Benefit Plan), or any other program or arrangement described in or contemplated by this Agreement.

Section 12.12                      Headings.  The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 12.13                      Governing Law. This Agreement (and any claims or disputes arising out of or related hereto or to the transactions contemplated hereby or to the inducement of any party to enter herein, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall be governed by and construed and interpreted in accordance with the Laws of the State of Texas, irrespective of the choice of Laws principles of the State of Texas, including all matters of validity, construction, effect, enforceability, performance and remedies.

Section 12.14                      Dispute Resolution. The provisions of Article VI of the Separation Agreement shall apply, mutatis mutandis, to all disputes, controversies or claims (whether arising in contract, tort or otherwise) that may arise out of or relate to, or arise under or in connection with this Agreement or the transactions contemplated hereby.

Section 12.15                      Waiver of Jury Trial. THE PARTIES EXPRESSLY WAIVE AND FORGO ANY RIGHT TO A TRIAL BY JURY.

Section 12.16                      Specific Performance. Subject to the provisions of Article VI of the Separation Agreement, in the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the Party or Parties who are, or are to be, thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief (on an interim or permanent basis) in respect of its or their rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The Parties agree that the remedies at law for any breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived. Any requirements for the securing or posting of any bond with such remedy are waived by each of the Parties to this Agreement.

Section 12.17                      Severability.  If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof or thereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby. Upon such determination, the Parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the Parties.

Section 12.18                      Force Majeure.  Neither Party shall be deemed in default of this Agreement for failure to fulfill any obligation, other than a delay or failure to make a payment, so long as and to the extent to which any delay or failure in the fulfillment of such obligations is prevented, frustrated, hindered or delayed as a consequence of circumstances of Force Majeure. In the event of any such excused delay, the time for performance shall be extended for a period equal to the time lost by reason of the delay. A Party claiming the benefit of this Section 12.18 shall, as soon as reasonably practicable after the occurrence of any such event, (a) provide written notice to the other Party of the nature and extent of any such Force Majeure condition; and (b) use commercially reasonable efforts to remove any such causes and resume performance under this Agreement as soon as reasonably practicable.

Section 12.19                      Interpretation. In this Agreement, (a) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires; (b) the terms “hereof,” “herein,” “herewith” and words of similar import, and the terms “Agreement”, “Ancillary Agreement” and “Separation Agreement” shall, unless otherwise stated, be construed to refer to this Agreement, the applicable Ancillary Agreement or the Separation Agreement as a whole (including all of the Schedules, Exhibits, Annexes and Appendices hereto and thereto) and not to any particular provision of this Agreement, such Ancillary Agreement or the Separation Agreement; (c) Article, Section, Exhibit, Schedule and Appendix references are to the Articles, Sections, Exhibits, Schedules and Appendices to this Agreement (or the applicable Ancillary Agreement or the Separation Agreement) unless otherwise specified; (d) the word “including” and words of similar import when used in this Agreement means “including, without limitation”; (e) the word “or” shall not be exclusive; (f) unless expressly stated to the contrary in this Agreement, all references to “the date hereof,” “the date of this Agreement,” “hereby” and “hereupon” and words of similar import shall all be references to the date first stated in the preamble to this Agreement, regardless of any amendment or restatement hereof; (g) unless otherwise provided, all references to “$” or “dollars” are to United States dollars; and (h) references to the performance, discharge or fulfillment of any Liability in accordance with its terms shall have meaning only to the extent such Liability has terms, and if the Liability does not have terms, the reference shall mean performance, discharge or fulfillment of such Liability.

Section 12.20                      Construction. This Agreement shall be construed as if jointly drafted by the Parties and no rule of construction strict interpretation shall be applied against either Party. The Parties represent that this Agreement is entered into with full consideration of any and all rights which the Parties may have.  The

Parties have conducted such investigations they thought appropriate, and have consulted with such advisors as they deemed appropriate regarding this Agreement and their rights and asserted rights in connection therewith.  The Parties are not relying upon any representations or statements made by the other Party, or such other Party’s employees, agents, representatives or attorneys, regarding this Agreement, except to the extent such representations are expressly set forth or incorporated in this Agreement. The Parties are not relying upon a legal duty, if one exists, on the part of the other Party (or such other Party’s employees, agents, representatives or attorneys) to disclose any information in connection with the execution of this Agreement or their preparation, it being expressly understood that neither Party shall ever assert any failure to disclose information on the part of the other Party as a ground for challenging this Agreement.

Section 12.21                      Limitations of Liability. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, NEITHER SPINCO NOR ITS AFFILIATES, ON THE ONE HAND, NOR REMAINCO NOR ITS AFFILIATES, ON THE OTHER HAND, SHALL BE LIABLE UNDER THIS AGREEMENT TO THE OTHER FOR ANY CONSEQUENTIAL, INCIDENTAL, SPECIAL, INDIRECT, PUNITIVE, EXEMPLARY, REMOTE, SPECULATIVE OR SIMILAR DAMAGES IN EXCESS OF COMPENSATORY DAMAGES OF THE OTHER ARISING IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY (OTHER THAN ANY SUCH LIABILITY WITH RESPECT TO A THIRD-PARTY CLAIM).  IN ADDITION, NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, NO INDIVIDUAL WHO IS A SHAREHOLDER, DIRECTOR, EMPLOYEE, OFFICER, AGENT OR REPRESENTATIVE OF REMAINCO OR SPINCO, IN SUCH INDIVIDUAL’S CAPACITY AS SUCH, SHALL HAVE ANY LIABILITY IN RESPECT OF OR RELATING TO THE COVENANTS OR OBLIGATIONS OF REMAINCO OR SPINCO, AS APPLICABLE, UNDER THIS AGREEMENT AND, TO THE FULLEST EXTENT LEGALLY PERMISSIBLE, EACH OF REMAINCO, FOR ITSELF AND THE REMAINCO ENTITIES, AND SPINCO FOR ITSELF AND THE SPINCO ENTITIES, AND  IN EACH CASE, FOR THEIR RESPECTIVE SHAREHOLDERS, DIRECTORS, EMPLOYEES AND OFFICERS, WAIVES AND AGREES NOT TO SEEK TO ASSERT OR ENFORCE ANY SUCH LIABILITY THAT ANY SUCH PERSON OTHERWISE MIGHT HAVE PURSUANT TO APPLICABLE LAW.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

EXTERRAN HOLDINGS, INC.

By:
Name:
Title:

EXTERRAN CORPORATION

By:
Name:
Title: